                                                         [EXECUTION COUNTERPART]



********************************************************************************



                              BE AEROSPACE, INC.

                        ------------------------------


                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of October 29, 1993

                  Amended and Restated as of January 19, 1996


                        ------------------------------


                           THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),
                            as Administrative Agent


                           NATIONSBANK, N.A. (SOUTH),
                                  as Co-Agent

********************************************************************************

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
Section 1.  Definitions and Accounting Matters.........................        1
     1.01   Certain Defined Terms......................................        1
     1.02   Accounting Terms and Determinations........................       24
     1.03   Classes and Types of Loans.................................       25

Section 2.  Commitments, Loans, Notes and Prepayments..................       26
     2.01   Loans......................................................       26
     2.02   Borrowings.................................................       27
     2.03   Letters of Credit..........................................       27
     2.04   Changes of Commitments.....................................       32
     2.05   Commitment Fee.............................................       33
     2.06   Lending Offices............................................       33
     2.07   Several Obligations; Remedies Independent..................       34
     2.08   Notes......................................................       34
     2.09   Optional Prepayments and Conversions or
              Continuations of Loans...................................       34
     2.10   Mandatory Prepayments and Reductions of
              Commitments..............................................       35

Section 3.  Payments of Principal and Interest.........................       38
     3.01   Repayment of Loans.........................................       38
     3.02   Interest...................................................       38

Section 4.  Payments; Pro Rata Treatment; Computations;
              Etc......................................................       39
     4.01   Payments...................................................       39
     4.02   Pro Rata Treatment.........................................       40
     4.03   Computations...............................................       40
     4.04   Minimum Amounts............................................       41
     4.05   Certain Notices............................................       41
     4.06   Non-Receipt of Funds by the Administrative Agent...........       42
     4.07   Sharing of Payments, Etc...................................       43

Section 5.  Yield Protection, Etc......................................       44
     5.01   Additional Costs...........................................       44
     5.02   Limitation on Types of Loans...............................       47
     5.03   Illegality.................................................       48
     5.04   Treatment of Affected Loans................................       48
     5.05   Compensation...............................................       49
     5.06   Additional Costs in Respect of Letters of Credit...........       50
     5.07   U.S. Taxes.................................................       50

Section 6.  Conditions Precedent.......................................       52
     6.01   Conditions to Effectiveness................................       52
     6.02   Initial and Subsequent Extensions of Credit................       56

                                      (i)

Section 7.  Representations and Warranties.............................       57
     7.01   Corporate Existence........................................       57
     7.02   Financial Condition........................................       57
     7.03   Litigation.................................................       57
     7.04   No Breach..................................................       58
     7.05   Action.....................................................       58
     7.06   Approvals..................................................       58
     7.07   Use of Credit..............................................       59
     7.08   ERISA......................................................       59
     7.09   Taxes......................................................       59
     7.10   Investment Company Act.....................................       59
     7.11   Public Utility Holding Company Act.........................       59
     7.12   Material Agreements and Liens..............................       59
     7.13   Environmental Matters......................................       60
     7.14   Acquisition Documents......................................       62
     7.15   Burns Acquisition..........................................       62
     7.16   Capitalization.............................................       62
     7.17   Subsidiaries, Etc..........................................       63
     7.18   Title to Assets............................................       64
     7.19   Compliance with Law........................................       64
     7.20   True and Complete Disclosure...............................       64

Section 8.  Covenants of the Company...................................       65
     8.01   Financial Statements, Etc..................................       65
     8.02   Litigation.................................................       69
     8.03   Existence, Etc.............................................       69
     8.04   Insurance..................................................       70
     8.05   Prohibition of Fundamental Changes.........................       70
     8.06   Limitation on Liens........................................       71
     8.07   Indebtedness...............................................       73
     8.08   Investments................................................       74
     8.09   Restricted Payments........................................       75
     8.10   Leverage Ratio.............................................       76
     8.11   Adjusted Net Worth.........................................       76
     8.12   [Intentionally Omitted]....................................       77
     8.13   Interest Coverage Ratio....................................       77
     8.14   Net Worth of Acurex........................................       77
     8.15   Lines of Business..........................................       77
     8.16   Transactions with Affiliates...............................       77
     8.17   Use of Proceeds............................................       78
     8.18   Certain Obligations Respecting Subsidiaries................       78
     8.19   Modifications of Certain Documents.........................       79
     8.20   Environmental Matters......................................       79
     8.21   Security for Series A Loans................................       80
     8.22   Redemption of Senior Subordinated Notes....................       80
     8.23   Merger of Burns............................................       80

Section 9.  Events of Default..........................................       81

Section 10. The Administrative Agent...................................       85
     10.01  Appointment, Powers and Immunities.........................       85

                                     (ii)

     10.02  Reliance by Administrative Agent...........................       86
     10.03  Defaults...................................................       86
     10.04  Rights as a Lender.........................................       87
     10.05  Indemnification............................................       87
     10.06  Non-Reliance on Administrative Agent and Other
              Lenders..................................................       88
     10.07  Failure to Act.............................................       88
     10.08  Resignation or Removal of Administrative Agent.............       88
     10.09  Consents under Basic Documents.............................       89
     10.10  Collateral Sub-Agents......................................       90
     10.11  Co-Agent...................................................       90

Section 11. Miscellaneous..............................................       90
     11.01  Waiver.....................................................       90
     11.02  Notices....................................................       90
     11.03  Expenses, Etc..............................................       91
     11.04  Amendments, Etc............................................       92
     11.05  Successors and Assigns.....................................       93
     11.06  Assignments and Participations.............................       93
     11.07  Survival...................................................       95
     11.08  Captions...................................................       96
     11.09  Counterparts...............................................       96
     11.10  Governing Law; Submission to Jurisdiction..................       96
     11.11  Waiver of Jury Trial.......................................       96
     11.12  Treatment of Certain Information;
              Confidentiality..........................................       97
     11.13  Amendments to Security Documents...........................       98


                                     (iii)

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Hazardous Materials
SCHEDULE III - Subsidiaries and Investments
SCHEDULE IV  - Approvals and Compliance
SCHEDULE V   - Existing Letters of Credit
SCHEDULE VI  - Taxes
SCHEDULE VII - Transactions with Affiliates

EXHIBIT A-1  - Form of Series A Note
EXHIBIT A-2  - Form of Series B Note
EXHIBIT B-1  - Form of Revolving Credit Security
                 Agreement
EXHIBIT B-2  - Form of Term Loan Security Agreement
EXHIBIT C    - Form of Opinion of Counsel to
                 the Company
EXHIBIT D    - Form of Opinion of Special New York
                 Counsel to Chase
EXHIBIT E    - Form of Confidentiality Agreement

                                     (iv)

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 29, 1993, amended and restated as of January 19, 1996, among: BE AEROSPACE, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto
               -------
identified under the caption "LENDERS" on the signature pages hereto or which, pursuant to Section 11.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE
                  ------                          -------
MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").
               --------------------

          The Company, certain Lenders and the Administrative Agent are party to an Amended and Restated Credit Agreement dated as of October 29, 1993, amended and restated as of May 18, 1994 (as modified and supplemented and in effect immediately prior to the Amendment Effective Date referred to below, the

"Existing Credit Agreement").  The Company has requested that the Lenders and
--------------------------
the Administrative Agent agree to amend and restate the Existing Credit Agreement, and the Lenders and the Administrative Agent are willing to amend and restate the Existing Credit Agreement, all on the terms and conditions herein set forth.

          Accordingly, the parties hereto agree to amend and restate the Existing Credit Agreement so that, as amended and restated, it reads in its entirety as provided herein.

          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms.  As used herein, the following terms
                ---------------------
shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                            ---- -----

          "Acquisition" shall mean any transaction, or any series of related
           -----------
transactions, by which the Company and/or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership interest in any partnership, joint venture or similar arrangement. The terms "Acquire" and "Acquired" used as a verb shall have a correlative meaning.
--------       --------

          "Acquisition Agreement" shall mean the Acquisition Agreement dated as
           ---------------------
of December 14, 1995 among the Company, Burns,

                               Credit Agreement
                               ----------------

Seller, Eagle Industries, Inc. and (to the limited extent set forth above its signature thereto) Great American Management and Investment, Inc., as modified and supplemented and in effect from time to time.

          "Acquisition Documents" shall mean the Acquisition Agreement, the
           ---------------------
Disclosure Schedule referred to in the Acquisition Agreement, the Receivables Sale Agreement and the Escrow Agreement.

          "Acurex" shall mean Acurex Corporation, a Delaware corporation.
           ------

          "Adjusted Net Worth" shall mean, as at any date, the sum of (a) total
           ------------------
stockholders' equity of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) plus (b) the
                                                                ----
fair market value of any shares of capital stock of the Company (determined as of the date such shares are issued) which are utilized in any business combination accounted for using pooling of interest accounting plus (c) an
                                                               ----
amount not to exceed $20,000,000 in the aggregate of the after-tax amount (calculated using the then effective corporate Federal tax rate, regardless of the after-tax amount determined in accordance with GAAP) of any nonrecurring noncash write-offs of intangible assets since November 25, 1995; provided that notwithstanding the accounting treatment of engineering expenditures, "Adjusted Net Worth" shall be calculated as if such expenditures had been expensed (and not capitalized) from and after February 24, 1996.

          "Affiliate" shall mean any Person that directly or indirectly
           ---------
controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings,
                             -------
"controlled by" and "under common control with") shall mean possession, directly
 -------------       -------------------------
or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any
                                                --------
Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual

                               Credit Agreement
                               ----------------
shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Subsidiaries of the Company shall be Affiliates.

          "Amendment Effective Date"  shall mean the date on which all of the
           ------------------------
conditions set forth in Section 6.01 hereof shall have been satisfied or waived by the Lenders and the Administrative Agent.

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean with respect to Base Rate Loans and
           -----------------
Eurodollar Loans, the rate for such Type of Loan for each rating level period set forth in the schedule below:

                                                  Applicable Margin
Rating Level Period                      Base Rate Loans   Eurodollar Loans
-------------------                      ---------------   ----------------
  Level I Period                                  0.00%            0.75%

  Level II Period                                 0.00%            1.25%

  Level III Period                                0.25%            1.50%

  Level IV Period                                 0.50%            1.75%

  Level V Period                                  1.00%            2.25%


          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as
           ---------------
amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans that bear interest at rates based
           ---------------
upon the Base Rate.

                               Credit Agreement
                               ----------------

          "Basic Documents" shall mean, collectively, this Agreement, the Notes,
           ---------------
the Letter of Credit Documents and the Security Documents.

          "Borrowing Base" shall mean, as at any date, the sum of (a) 80% of the
           --------------
aggregate amount of Eligible Receivables at said date plus (b) 50% of the
                                                      ----
aggregate value of Eligible Inventory at said date plus (c) from and after the
                                                   ----
Fiscal Date in May 1996, the lesser of (i) 40% of the net book value of personal Property (excluding real estate owned or leased, and excluding Eligible Inventory and Eligible Receivables) of the Company in which the Administrative Agent has a valid and perfected first-priority security interest and (ii) $20,000,000 through and including the third anniversary of the Restatement Date, $15,000,000 from the third anniversary of the Restatement Date through and including the fourth anniversary of the Restatement Date, and $10,000,000 thereafter; provided that in no event shall the amount of the Borrowing Base
            --------
exceed the amount of Indebtedness permitted to be secured by Liens under clause
(d) of Section 1014 of the Senior Indenture.

          "Burns" shall mean Burns Aerospace Corporation, a Delaware
           -----
corporation.

          "Burns Acquisition" shall mean the purchase by the Company of 100% of
           -----------------
the issued and outstanding capital stock of Burns from Seller and certain accounts receivable from the Receivables Trustee pursuant to the Acquisition Agreement.

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                               Credit Agreement
                               ----------------

          "Casualty Event" shall mean, with respect to any Property of any
           --------------
Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Chase" shall mean The Chase Manhattan Bank (National Association).
           -----

          "Class" shall have the meaning assigned to such term in Section 1.03
           -----
hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collateral Account" shall have the meaning assigned to such term in
           ------------------
Section 4.01 of the Revolving Credit Security Agreement.

          "Commitment Fee Rate" shall mean (a) .20% for any Level I Period, (b)
           -------------------
 .25% for any Level II Period, (c) .30% for any Level III Period, (d) .375% for any Level IV Period and (e) .50% for any Level V Period.

          "Commitments" shall mean the Series A Commitments and the Series B
           -----------
Commitments.

          "Consent Solicitation" shall mean the Consent Solicitation Statement
           --------------------
dated as of December 15, 1995 soliciting the consent of the holders of a majority of the Senior Notes to amend the Senior Indenture as contemplated therein.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any sale, assignment, transfer or other
           -----------
disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to

                               Credit Agreement
                               ----------------
any Person excluding any sale, assignment, transfer or other disposition of inventory in the ordinary course of business and on ordinary business terms;

provided that the term "Disposition" shall not include (i) any Equity Issuance
--------
or (ii) any sale, assignment, transfer or other disposition of Property by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company, in each case for consideration that is not in excess of the fair market value of such Property as determined in good faith by the chief financial officer of the Company. The term "Dispose" shall have a correlative meaning.
                                   -------

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Domestic Subsidiary" shall mean any Subsidiary of the Company that is
           -------------------
incorporated under the law of any State of the United States of America.

          "EBITDA" shall mean, for any period, for the Company and its
           ------
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), net operating earnings (calculated before depreciation and amortization expense, non-recurring non-cash write-offs of assets (to the extent deducted in computing net operating earnings), Interest Expense, taxes and extraordinary and unusual items) for such period; provided that
                                                      --------
notwithstanding the accounting treatment of capitalized engineering expenditures, "EBITDA" shall be calculated as if such expenditures had been expensed (and not capitalized) from and after February 24, 1996.

          "Eligible Inventory" shall mean, as at any date, the inventories (net
           ------------------
of any reserve and excluding capitalized engineering expenditures) of the Company on the basis of the method of accounting (either last in/first out or first in/first out) used by the Company in the preparation of its financial statements included in the latest Form 10-K filed by the Company under the Securities Exchange Act, as included in the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 8.01 hereof (or, prior to the delivery of the first consolidated balance sheet under Section 8.01 hereof, (i) if the merger of Burns into the Company has been consummated and the Company has delivered to the Banks a post-merger consolidated balance sheet setting forth the information otherwise required by
Section 8.01(a) hereof and accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said post-merger consolidated balance sheet presents fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the date of said post-

                               Credit Agreement
                               ----------------
merger balance sheet (subject to normal year-end audit adjustments), said post-merger balance sheet, and (ii) otherwise, the consolidated balance sheet as at November 25, 1995 referred to in Section 7.02 hereof) and in which the Administrative Agent has a valid and perfected first-priority security interest.

          "Eligible Receivables" shall mean, as at any date, the trade accounts
           --------------------
receivable (net of any reserve) of the Company that are not more than 60 days past their due date and that were entered into on normal payment terms as included in the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 8.01 hereof (or, prior to the delivery of the first consolidated balance sheet under Section 8.01 hereof, (i) if the merger of Burns into the Company has been consummated and the Company has delivered to the Banks a post-merger consolidated balance sheet setting forth the information otherwise required by Section 8.01(a) hereof and accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said post-merger consolidated balance sheet presents fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the date of said post-merger balance sheet (subject to normal year-end audit adjustments), said post-merger balance sheet, and (ii) otherwise, the consolidated balance sheet as at November 25, 1995 referred to in
Section 7.02 hereof) and in which the Administrative Agent has a valid and perfected first-priority security interest.

          "Environmental Claim" shall mean, with respect to any Person, (a) any
           -------------------
written notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any written claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any written claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                               Credit Agreement
                               ----------------

          "Environmental Laws" shall mean any and all present and future
           ------------------
Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Equity Issuance" shall mean (a) any issuance or sale by the Company
           ---------------
or any of its Subsidiaries after November 25, 1995 of (i) any capital stock,
(ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers, employees, agents, consultants or advisors of the Company or any of its Subsidiaries and any capital stock of the Company issued upon the exercise of such warrants) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by the Company or any of its Subsidiaries after the Closing Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance
                                               --------
shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and

                               Credit Agreement
                               ----------------

Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "Escrow Agreement" shall mean the Escrow Agreement among the Company
           ----------------
and Seller, substantially in the form of Exhibit B to the Acquisition Agreement, as modified and supplemented and in effect from time to time.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan
           --------------------
for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the respective rates per annum quoted by each Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Lender to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by such Reference Lender for such Interest Period. If any Reference Lender is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Loan for such Interest Period shall be determined by reference to the amount of the Eurodollar Loan to be made by Chase for such Interest Period.

          "Eurodollar Loans" shall mean Loans the interest rates on which are
           ----------------
determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Section 9 hereof.

          "Existing Credit Agreement" shall have the meaning assigned to such
           -------------------------
term in the recitals hereto.

          "Existing Lenders" shall mean the lenders party to the Existing Credit
           ----------------
Agreement.

          "Existing Letters of Credit" shall have the meaning assigned to such
           --------------------------
term in Section 2.03(l) hereof.

                               Credit Agreement
                               ----------------

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

          "Fiscal Date" shall mean the last day of each fiscal quarterly period
           -----------
of the Company.

          "Funded Debt" shall mean, for any Person:  (a) all Indebtedness of
           -----------
such Person that should be reflected on a balance sheet of such Person in accordance with GAAP; and (b) all Indebtedness of any other Person that should be reflected on a balance sheet of such other Person in accordance with GAAP and that is secured by a Lien on the Property of, is supported by a letter of credit issued for account of, or is Guaranteed by, such Person.

          "GAAP" shall mean generally accepted accounting principles applied on
           ----
a basis consistent with those which, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary

                               Credit Agreement
                               ----------------
course of business.  The terms "Guarantee" and "Guaranteed" used as a verb shall
                                ---------       ----------
have a correlative meaning.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or
           ------------------
petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean, for any Person:  (a) obligations created,
           ------------
issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.


          "Information Memorandum" shall mean the Confidential Information
           ----------------------
Memorandum dated January 11, 1996 distributed to the Lenders.

          "Interest Coverage Ratio" shall mean, as at any date the ratio of (i)
           -----------------------
EBITDA for the period of four consecutive complete fiscal quarters of the Company ending on or most recently ended prior to such date (or such lesser number of complete fiscal quarters of the Company as shall have ended since the Restatement Date) to (ii) Interest Expense for such period.

                               Credit Agreement
                               ----------------

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus
                                      ----                                 -----
the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period)

minus (c) interest income during such period.
-----

          "Interest Period" shall mean, with respect to any Eurodollar Loan,
           ---------------
each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for any Series A Loan may end after the Series A Commitment Termination Date; (ii) no Interest Period for any Series B Loan may commence before and end after any Series B Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of the Series B Loans having Interest Periods that end after such Series B Commitment Reduction Date shall be equal to or less than the aggregate principal amount of the Series B Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Series B Commitment Reduction Date; (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Eurodollar Loan shall not be available hereunder for such period; and (v) until the earlier of (a) the date that Chase shall have notified the Company that its syndication of the Commitments and Loans is completed and (b) the ninetieth day after the Amendment Effective Date, Interest Periods in excess of one month shall not be available.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial

                               Credit Agreement
                               ----------------
institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "credit
                                                                      ------
exposure" at any time of any Person under an Interest Rate Protection Agreement
--------
to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

          "Issuing Lender" shall mean Chase, as the issuer of Letters of Credit
           --------------
under Section 2.03 hereof, together with its successors and assigns in such capacity.

          "Letter of Credit" shall have the meaning assigned to such term in
           ----------------
Section 2.03 hereof.

          "Letter of Credit Documents" shall mean, with respect to any Letter of
           --------------------------
Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                               Credit Agreement
                               ----------------

          "Letter of Credit Interest" shall mean, for each Series A Lender, such
           -------------------------
Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any
           --------------------------
time and in respect of any Letter of Credit, the sum of (a) the undrawn amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all
                         ----
Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Series A Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Series A Lenders other than the Issuing Lender of their participation interests under said Section 2.03.

          "Level I Period" shall mean any period during which (a) no Event of
           --------------
Default shall have occurred and be continuing, and (b) Rating Level 1 is in effect or the Leverage Ratio is less than 2.0 to 1; "Level II Period" shall mean
                                                     ---------------
any period, other than a Level I Period, during which (a) no Event of Default shall have occurred and be continuing, (b) neither of Rating Level 1 or Rating Level 2 is in effect and (c) the Leverage Ratio is greater than or equal to 2.0 to 1 but less than 3.0 to 1; "Level III Period" shall mean any period, other
                              ----------------
than a Level I Period or a Level II Period, during which (a) no Event of Default shall have occurred and be continuing, (b) neither of Rating Level 1 or Rating Level 2 is in effect and (c) the Leverage Ratio is greater than or equal to 3.0 to 1 but less than 4.25 to 1; "Level IV Period" shall mean any period, other
                               ---------------
than a Level I Period, a Level II Period or a Level III Period, during which (a) no Event of Default shall have occurred and be continuing, (b) neither Rating Level 1 or Rating Level 2 is in effect and (c) the Leverage Ratio is greater than or equal to 4.25 to 1 but less than 5.75 to 1; and "Level V Period" shall
                                                         --------------
mean any period that is not a Level I Period, a Level II Period, a Level III Period or a Level IV Period. Any change in the Applicable Margin for any Type of Loan or any change in the Commitment Fee by reason of (x) a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, the effective

                               Credit Agreement
                               ----------------
date of such rating and (y) a change in the Leverage Ratio shall become effective on the first day of the next succeeding fiscal quarterly period of the Company following receipt by the Administrative Agent of the financial statements of the Company and its Subsidiaries for such most recent Fiscal Date delivered as required by Section 8.01(a) or (b) hereof; provided that failure to
                                                        --------
deliver such financial statements as required by Section 8.01(a) or (b) hereof shall result in the Applicable Margin and Commitment Fee Rate being at the rates set forth opposite Level V Period. Notwithstanding the foregoing, until the Company has delivered the financial statements required by Section 8.01(b) for the Fiscal Date in August 1996, a Level IV Period shall be deemed to be in effect unless Rating Level 2 is in effect, in which case a Level V Period shall
       ------
be deemed to be in effect.

          "Leverage Ratio" shall mean, at any time, the ratio of Total Funded
           --------------
Debt at such time to (x) prior to the completion of four complete fiscal quarters after the Restatement Date for which financial statements have been delivered pursuant to Section 8.01(a) or (b) hereof, EBITDA for the period of such number of complete fiscal quarters since the Restatement Date for which financial statements have been delivered pursuant to Section 8.01(a) or (b) hereof multiplied by a fraction, the numerator of which is 4 and the denominator of which shall be such number of complete fiscal quarters since the Restatement Date for which financial statements have been delivered pursuant to Section 8.01(a) or (b) hereof and (y) thereafter, EBITDA for the four most recent fiscal quarters for which financial statements have been delivered pursuant to Section 8.01(a) or (b) hereof.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Line of Credit" shall mean the unsecured short-term line of credit
           --------------
providing for, among other things, loans and advances by Chase to the Company in an aggregate principal amount not to exceed $10,000,000, the obligation to repay such loans and advances being evidenced by a Demand Note of the Company dated November 20, 1995 and payable to Chase, as the same shall be modified and supplemented and in effect from time to time.

                               Credit Agreement
                               ----------------

          "Loans" shall mean the Series A Loans and the Series B Loans.
           -----

          "Majority Lenders" shall mean Majority Series A Lenders and Majority
           ----------------
Series B Lenders.

          "Majority Series A Lenders" shall mean Series A Lenders having at
           -------------------------
least 60% of the aggregate amount of the Series A Commitments or, if the Series A Commitments shall have terminated, Lenders holding at least 60% of the sum of
(a) the aggregate unpaid principal amount of the Series A Loans plus (b) the
                                                                ----
aggregate amount of all Letter of Credit Liabilities.

          "Majority Series B Lenders" shall mean Series B Lenders having at
           -------------------------
least 60% of the aggregate amount of the Series B Commitments or, if the Series B Commitments shall have terminated, Lenders holding at least 60% of the aggregate unpaid principal amount of the Series B Loans.

          "Margin Stock" shall mean "margin stock" within the meaning of
           ------------
Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "Moody's" shall mean Moody's Investors Services, Inc. or any successor
           -------
corporation thereto.

          "Moody's Rating" shall mean, at any time, the then current rating
           --------------
(including the failure to rate) by Moody's of the Company's long-term senior Indebtedness.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:
           ----------------------

          (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

                               Credit Agreement
                               ----------------

        (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event;

        (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith; and

         (iv) in the case of any Reversion, the aggregate amount of all cash received by the Company or any of its Subsidiaries in respect of such Reversion net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) any income and excise taxes payable by the Company or any of its Subsidiaries in respect of such Reversion.

          "Net Cash Payments" shall mean, with respect to any Disposition, the
           -----------------
aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash
                                                --------
Payments shall be net of (i) the amount of any legal, accounting and other professional fees, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of date of such Disposition or the Company or any of its Subsidiaries uses any applicable tax benefit available to it as set forth on its balance sheet to reduce such estimated taxes payable within such three month period),
(b) Net Cash Payments shall not include any cash payments of less than $50,000 from any one Disposition or a series of related Dispositions, and (c) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder

                               Credit Agreement
                               ----------------
of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

          "Notes" shall mean the Series A Notes and the Series B Notes.
           ------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" shall mean:  (a) direct obligations of the
           ---------------------
United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 120 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 120 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than 120 days from the date of acquisition thereof and (d) shares, partnership interests or other units of beneficial interest in investment companies or other pooled investment vehicles which invest exclusively in Permitted Investments described in clauses (a), (b) and/or
(c) of this definition.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit plan established or maintained
           ----
by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the
                                                                    ----
Base Rate as in effect from time to time plus the Applicable Margin for Base
                                         ----
Rate Loans (provided that, if the amount so in default is principal of a
            --------
Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period for and including such due

                               Credit Agreement
                               ----------------
date to but excluding the last day of the Interest Period, 2% plus the interest
                                                              ----
rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located
           ----------------
on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the quarterly anniversaries of the
           ---------------
Restatement Date; provided that, if any such date is not a Business Day, the
                  --------
Quarterly Date shall be the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, the next preceding Business Day).

          "Rating Level 1" shall mean (a) the Standard & Poor's Rating is at or
           --------------
above BBB- (or any successor rating) and (b) the Moody's Rating is at or above Baa3 (or any successor rating).

          "Rating Level 2" shall mean (a) the Standard & Poor's Rating is below
           --------------
BB- (or any successor rating) or (b) the Moody's Rating is below Ba3 (or any successor rating).

          "Recapture Date" shall mean the last day of the Recapture Period.
           --------------

          "Recapture Period" shall mean each period (a) commencing on the later
           ----------------
of (i) October 29, 1993 and (ii) the day immediately following the last day of the immediately preceding Recapture Period, and (b) ending on the date on which the Company and/or its Subsidiaries receives Net Available Proceeds which, together with all Net Available Proceeds received since the first day of such Recapture Period, equal or exceeds in the aggregate $1,000,000.

          "Receivables Sale Agreement" shall mean the Receivables Sale Agreement
           --------------------------
among the Company, the Receivables Trustee and Centrally Held Eagle Receivables Program, Inc., substantially in the form of Exhibit A to the Acquisition Agreement, as modified and supplemented and in effect from time to time.

                               Credit Agreement
                               ----------------

          "Receivables Trustee" shall mean First Illinois Trust of Illinois,
           -------------------
National Association, as trustee under the Eagle Trade Receivables Master Trust.

          "Reference Lenders" shall mean Chase and NationsBank, N.A. (or their
           -----------------
respective Applicable Lending Offices, as the case may be).

          "Regulations A, D, U and X" shall mean, respectively, Regulations A,
           -------------------------
D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations
           -------------------------
of the Company then outstanding, or which may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata. The terms "Release" and "Released" used as
                                                 -------       --------
a verb shall have a correlative meaning.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any

                               Credit Agreement
                               ----------------
category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Restatement Date" shall mean January 19, 1996.
           ----------------

          "Restricted Payment" shall mean, with respect to any Person, (a)
           ------------------
dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any warrants, options or other rights to acquire the same (or to make any payments to any other Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock or in options, warrants or other rights to purchase such common stock of such Person or (b) any payment (whether made by such Person or any of its Subsidiaries) on account of the purchase, redemption, prepayment, defeasance or other acquisition or retirement of value of any Indebtedness (i) which is subordinated in right of payment to the prior payment of the Loans or (ii) which is evidenced by the Senior Notes.

          "Reversion" shall mean the termination by the Company or any of its
           ---------
Subsidiaries of a Plan which results in a payment to the Company or any of its Subsidiaries of any part of the over-funded portion of such Plan.

          "Revolving Credit Security Agreement" shall mean the Revolving Credit
           -----------------------------------
Security Agreement in the form of Exhibit B-1 hereto, as amended by Section 11.14(a) hereof and as the same shall be further modified, supplemented and in effect from time to time.

          "Securities Exchange Act" shall mean the Securities Exchange Act of
           -----------------------
1934, as amended.

          "Security Documents" shall mean, collectively, the Revolving Credit
           ------------------
Security Agreement and the Term Loan Security Agreement.

          "Seller" shall mean Eagle Industrial Products Corporation, a Delaware
           ------
corporation and the sole stockholder of Burns.

                               Credit Agreement
                               ----------------

          "Senior Indenture" shall mean the Indenture dated as of March 3, 1993
           ----------------
between the Company and United States Trust Company of New York, as Trustee, as the same shall be modified and supplemented and in effect from time to time.

          "Senior Notes" shall mean the Company's 9-3/4% Senior Notes due 2003
           ------------
issued pursuant to the Senior Indenture, as the same shall be modified and supplemented and in effect from time to time.

          "Senior Subordinated Indenture" shall mean the Indenture dated as of
           -----------------------------
the Amendment Effective Date between the Company and Fleet National Bank Connecticut, N.A., as Trustee, as the same shall be modified and supplemented and in effect from time to time.

          "Senior Subordinated Notes" shall mean the Company's Senior
           -------------------------
Subordinated Notes due 2006 issued pursuant to the Senior Subordinated Indenture, as the same shall be modified and supplemented and in effect from time to time.

          "Series A Commitment" shall mean, for each Series A Lender, the
           -------------------
obligation of such Lender to make Series A Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Series A Commitment" (as the same may be reduced from time to time pursuant to Section
2.04 hereof or increased or reduced from time to time pursuant to Section 11.06 hereof). The original aggregate principal amount of the Series A Commitments is $75,000,000.

          "Series A Commitment Percentage" shall mean, with respect to any
           ------------------------------
Series A Lender, the ratio of (a) the amount of the Series A Commitment of such Lender to (b) the aggregate amount of the Series A Commitments of all of the Lenders.

          "Series A Commitment Termination Date" shall mean the fifth
           ------------------------------------
anniversary of the Restatement Date; provided that if such day is not a Business
                                     --------
Day, the Series A Commitment Termination Date shall be the immediately preceding Business Day.

          "Series A Lenders" shall mean (a) on the Amendment Effective Date, the
           ----------------
Lenders having Series A Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Series A Loans and Series A Commitments after giving effect to any assignments thereof permitted by Section
11.06 hereof.

          "Series A Loans" shall mean the loans provided for by Section 2.01(a)
           --------------
hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                               Credit Agreement
                               ----------------

          "Series A Notes" shall mean the promissory notes provided for by
           --------------
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Series B Commitment" shall mean, for each Series B Lender, the
           -------------------
obligation of such Lender to make Series B Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Series B Commitment" (as the same may be reduced from time to time pursuant to Section
2.04 hereof or increased or reduced from time to time pursuant to Section 11.06 hereof). The original aggregate principal amount of the Series B Commitments is $25,000,000.

          "Series B Commitment Reduction Dates" shall mean the eight Quarterly
           -----------------------------------
Dates commencing with the Quarterly Date falling on or nearest to the date three years and three months after the Restatement Date and ending on the Series B Commitment Termination Date.

          "Series B Commitment Termination Date" shall mean the fifth
           ------------------------------------
anniversary of the Restatement Date; provided that if such day is not a Business
                                     --------
Day, the Series B Commitment Termination Date shall be the immediately preceding Business Day.

          "Series B Lenders" shall mean (a) on the Amendment Effective Date, the
           ----------------
Lenders having Series B Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Series B Loans and Series B Commitments after giving effect to any assignments thereof permitted by Section
11.06 hereof.

          "Series B Loans" shall mean the loans provided for by Section 2.01(b)
           --------------
hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Series B Notes" shall mean the promissory notes provided for by
           --------------
Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "S&P" shall mean Standard & Poor's Rating Group or any successor
           ---
thereto.

          "Specified Subsidiary" shall mean each of BE Aerospace International,
           --------------------
Inc., BE Aerospace (France) S.A.R.L. and Nordskog Industries, Inc., but only until all (or, in the case of a

                               Credit Agreement
                               ----------------

Subsidiary that is not a Domestic Subsidiary, 65%) of its shares that are owned by the Company become subject to the Lien of the Revolving Credit Security Agreement or are otherwise pledged to the Administrative Agent for the benefit of the Series A Lenders pursuant to documentation in form and substance reasonably satisfactory to the Majority Series A Lenders.

          "Standard & Poor's Rating" shall mean, at any time, the then current
           ------------------------
rating (including the failure to rate) by S&P of the Company's long-term senior Indebtedness.

          "Subsidiary" shall mean, for any Person, any corporation, partnership
           ----------
or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such corporation,
               -----------------------
partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Term Loan Security Agreement" shall mean the Term Loan Security
           ----------------------------
Agreement in the form of Exhibit B-2 hereto, as amended by Section 11.14(b) hereof and as the same shall be further modified, supplemented and in effect from time to time.

          "Total Funded Debt" shall mean, as at any date, the sum, for the
           -----------------
Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all Funded Debt.

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
hereof.

          1.02  Accounting Terms and Determinations.
                -----------------------------------

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b)

                               Credit Agreement
                               ----------------
below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited financial statements as at February 25, 1995 referred to in Section
7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as at February 25, 1995 referred to in Section 7.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited financial statements as at February 25, 1995 referred to in Section 7.02 hereof).

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the fiscal year of the Company shall end on the last Saturday in February of each year, and the last days of the first three fiscal quarters shall fall on the last Saturday in each of May, August and November of each year, respectively.

          1.03  Classes and Types of Loans.  Loans hereunder are distinguished
                --------------------------
by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan

                               Credit Agreement
                               ----------------
is a Series A Loan or a Series B Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          Section 2.  Commitments, Loans, Notes and Prepayments.
                      -----------------------------------------

          2.01  Loans.
                -----

          (a)  Series A Loans.  Each Series A Lender severally agrees, on the
               --------------
terms and conditions of this Agreement, to make loans to the Company in Dollars to but not including the Series A Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Series A Commitment of such Lender as in effect from time to time (such Loans, together with the "Series A Loans" made under the Existing Credit Agreement, being herein called "Series A Loans"), provided that in no event
                                --------------    --------
shall the aggregate principal amount of all Series A Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Series A Commitments or the Borrowing Base as in effect from time to time. Subject to the terms and conditions of this Agreement, the Company may borrow, repay and reborrow the amount of the Series A Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Series A Loans of one Type into Series A Loans of another Type (as provided in Section 2.09 hereof) or Continue Series A Loans of one Type as Series A Loans of the same Type (as provided in Section 2.09 hereof); provided that prior to the earlier of (i) the
                                  --------
date that the Administrative Agent shall have notified the Company that it has completed its syndication of the Commitments or (ii) the date 90 days after the Restatement Date, all Eurodollar Loans must have Interest Periods of one month.

          (b)  Series B Loans.  Each Series B Lender severally agrees, on the
               --------------
terms and conditions of this Agreement, to make loans to the Company in Dollars to but not including the Series B Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Series B Commitment of such Lender as in effect from time to time (such Loans, together with the "Series B Loans" made under the Existing Credit Agreement, being herein called "Series B Loans"), provided that in no event
                                --------------    --------
shall the aggregate principal amount of all Series B Loans exceed the aggregate amount of the Series B Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, the Company may borrow, repay and reborrow the amount of the Series B Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Series B Loans of one Type into Series B Loans of another Type (as provided in Section 2.09 hereof) or Continue Series B Loans

                               Credit Agreement
                               ----------------
of one Type as Series B Loans of the same Type (as provided in Section 2.09 hereof); provided that prior to the earlier of (i) the date that the
         --------
Administrative Agent shall have notified the Company that it has completed its syndication of the Commitments or (ii) the date 90 days after the Restatement Date, all Eurodollar Loans must have Interest Periods of one month.

          (c)  Limit on Eurodollar Loans.  No more than six separate Interest
               -------------------------
Periods in respect of Eurodollar Loans of either Class from each Lender may be outstanding at any one time.

          2.02  Borrowings.  The Company shall give the Administrative Agent
                ----------
(which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          2.03  Letters of Credit.  Subject to the terms and conditions of this
                -----------------
Agreement, the Series A Commitments may be utilized, upon the request of the Company, in addition to the Series A Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Lender of letters of credit (collectively, "Letters of Credit") for account of the Company or any of its
                -----------------
Subsidiaries (as specified by the Company), provided that in no event shall (i)
                                            --------
the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Series A Loans, exceed the aggregate amount of the Series A Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $15,000,000 and
(iii) the expiration date of any Letter of Credit extend beyond the earlier of the Series A Commitment Termination Date and the date twelve months following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

          (a) The Company shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than thirty days preceding the Series A Commitment Termination Date) each Letter of Credit is to be

                               Credit Agreement
                               ----------------
     issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Series A Commitment of each Series A Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Series A Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Series A Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Series A Commitment Percentage of such liability, and each Series A Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Series A Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, the Company shall advise the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse

                               Credit Agreement
                               ----------------
     the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. In the event that the Company fails to so advise the Administrative Agent, or if the Company fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of such payment, the Administrative Agent shall give each Series A Lender prompt notice of the amount of the demand for payment, specifying such Lender's Series A Commitment Percentage of the amount of the related demand for payment.

          (e) Each Series A Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Series A Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Series A Lender requesting such payment and specifying such amount; provided that such Series A Lender shall not be obligated to reimburse the
     --------
     Issuing Bank if such payment is the result of the willful misconduct or gross negligence of the Issuing Bank in determining that the request or demand for such payment complied with the terms of such Letter of Credit. Each such Series A Lender's obligation to make such payments to the Administrative Agent for account of the Issuing Lender under this clause
     (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the failure of any other Series A Lender to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or (ii) the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Series A Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Lender, for so long as such default shall continue the Administrative Agent shall at the request of the Issuing Bank withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Series A Lender the amount so in default and the Administrative Agent shall pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

          (f) Upon the making of each payment by a Series A Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of

                               Credit Agreement
                               ----------------
     the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Series A Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to clause (g) of this
     Section 2.03). Upon receipt by the Issuing Lender from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Series A Lender entitled thereto, such Series A Lender's Series A Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Series A Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Series A Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest as specified in clause (j) of this Section 2.03.

          (g) The Company shall pay to the Administrative Agent for account of the Series A Lenders in respect of each Letter of Credit a letter of credit fee in an amount equal to the product of the Applicable Margin for Eurodollar Loans times the daily average undrawn amount of such Letter of
                      -----
     Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Series A Commitment Termination Date and to be calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Administrative Agent for account of the Issuing Lender all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

                               Credit Agreement
                               ----------------

          (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Series A Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Series A Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between
                              --------
     any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (j) To the extent that any Series A Lender fails to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Base Rate (as in effect from time to time) plus 2%.
                                                                   ----

          (k) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or

                               Credit Agreement
                               ----------------
     supplemented form or (y) each Series A Lender shall have consented thereto.

          (l) Pursuant to Section 2.03 of the Existing Credit Agreement, Chase has issued the Letters of Credit identified on Schedule V hereto (the "Existing Letters of Credit"). Each Series A Lender hereby agrees that
     ---------------------------
     each Existing Letter of Credit shall constitute, on and after the Amendment Effective Date, a Letter of Credit for all purposes of this Agreement.

The Company hereby indemnifies and holds harmless each Series A Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (or which may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Company shall not be required to
                      --------
indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender or the Administrative Agent under this Agreement.

          2.04  Changes of Commitments.
                ----------------------

          (a)  Series A Commitments.
               --------------------

          (i) The Series A Commitments shall terminate on the Series A Commitment Termination Date.

          (ii) The Company shall have the right at any time or from time to time (x) so long as no Series A Loans or Letter of Credit Liabilities are outstanding, to terminate the Series A Commitments and (y) to reduce the aggregate unused amount of the Series A Commitments (for which purpose use of the Series A Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (A) the Company shall give
                                       --------
     notice of each such termination or reduction as provided in Section 4.05 hereof, (B) each partial reduction shall be in an aggregate amount

                               Credit Agreement
                               ----------------
     at least equal to $5,000,000 or in multiples of $1,000,000 in excess thereof and (C) the aggregate amount of the Series A Commitments may not be
     (I) terminated so long as the Series B Commitments are outstanding or (II) reduced below the aggregate amount of the Series B Commitments then outstanding.

          (b)  Series B Commitments.
               --------------------

          (i) The Series B Commitments shall terminate on the Series B Commitment Termination Date. In addition, the aggregate amount of the Series B Commitments shall be automatically reduced on each Series B Commitment Reduction Date by an amount equal to the product of (x) the aggregate amount of the Series B Commitments as originally in effect times
                                                                          -----
     (y) 12.5%.

          (ii) The Company shall have the right at any time or from time to time (x) so long as no Series B Loans are outstanding, to terminate the Series B Commitments and (y) to reduce the aggregate amount of the Series B Commitments; provided that (A) the Company shall give notice of each such
                  --------
     termination or reduction as provided in Section 4.05 hereof; (B) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 or in multiples of $1,000,000 in excess thereof; and (C) to the extent that, after giving effect to any such reduction, the aggregate principal amount of the Series B Loans would exceed the Series B Commitments, the Company shall prepay the Series B Loans.

          (c)  All Commitments.  The Commitments once terminated or reduced may
               ---------------
not be reinstated.

          2.05  Commitment Fee.  The Company shall pay to the Administrative
                --------------
Agent for account of (i) each Series A Lender a commitment fee on the daily average unused amount of such Lender's Series A Commitment (for which purpose Letter of Credit Liabilities shall be deemed to be a use of any Lender's Series A Commitment) and (ii) each Series B Lender a commitment fee on the daily average unused amount of such Lender's Series B Commitment, for the period from and including the Amendment Effective Date to but not including the date such Commitment is terminated, at a rate per annum equal to the Commitment Fee Rate. Accrued commitment fee shall be payable on each Quarterly Date and on the date the relevant Commitments are terminated.

          2.06  Lending Offices.  The Loans of each Type made by each Lender
                ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                               Credit Agreement
                               ----------------

          2.07  Several Obligations; Remedies Independent.  The failure of any
                -----------------------------------------
Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Administrative Agent (except as provided in Section 4.06 hereof) or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

          2.08  Notes.
                -----

          (a) The Series A Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the Restatement Date, payable to such Lender in a principal amount equal to the amount of its Series A Commitment as in effect on the Amendment Effective Date and otherwise duly completed.

          (b) The Series B Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the Restatement Date, payable to such Lender in a principal amount equal to its Series B Commitment as in effect on the Amendment Effective Date and otherwise duly completed.

          (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the
                                                            --------
failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

          (d) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to Section 11.06(b) hereof.

          2.09  Optional Prepayments and Conversions or Continuations of Loans.
                --------------------------------------------------------------
Subject to Sections 4.04 and 5.05 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue

                               Credit Agreement
                               ----------------

Loans of one Type as Loans of the same Type, at any time or from time to time, provided that the Company shall give the Administrative Agent notice of each
--------
such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.10  Mandatory Prepayments and Reductions of Commitments.
                ---------------------------------------------------

          (a)  Borrowing Base.  Until the Series A Commitment Termination Date,
               --------------
the Company shall from time to time prepay the Series A Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (f) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Series A Loans together with the outstanding Letter of Credit Liabilities shall not exceed the Borrowing Base, such amount to be applied, first, to Series A Loans outstanding and, second, as cover for Letter of Credit Liabilities outstanding.

          (b)  Casualty Events.  Unless the Company or any of its Subsidiaries,
               ---------------
as the case may be, shall have irrevocably committed to repair or replace any Property of the Company or such Subsidiary affected by a Casualty Event, on the date 30 days following the receipt by the Company of the proceeds of insurance, condemnation award or other compensation in respect of such Casualty Event affecting such Property (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 75% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property (or reserved by the Company for application to such purposes), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (e) of this Section 2.10. Nothing in this clause (b) shall be deemed to limit any obligation of the Company or any of its Subsidiaries pursuant to any of the Security Documents to remit to a

                               Credit Agreement
                               ----------------
collateral or similar account (including, without limitation, the Collateral Account) maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (c)  Recapture of Proceeds from Asset Sales.  In the event of a
               --------------------------------------
Disposition, the Company shall deposit 75% of the Net Available Proceeds therefrom into the Collateral Account no later than five Business Days after receipt thereof; provided that prior to such deposit the Company may invest such
                 --------
Net Available Proceeds, or after such deposit the Company may withdraw such Net Available Proceeds from the Collateral Account within 270 days after such Disposition so long as immediately thereafter such Net Available Proceeds are invested, in Property to be used by the Company or any of its Subsidiaries in the lines of business in which the Company or any of its Subsidiaries is engaged as of the Restatement Date or in any business related thereto. No later than 270 days following the occurrence of any such Disposition, the Company will deliver to the Lenders a statement, certified by the chief financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of such Disposition not applied as contemplated by the immediately preceding sentence and, on the first Recapture Date thereafter, the Company shall withdraw the remaining Net Available Proceeds from the Collateral Account and prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 75% of the Net Available Proceeds received or which become available for prepayment or reduction during such Recapture Period ending on such Recapture Date, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (e) of this Section 2.10. In addition to the foregoing, to the extent the remaining 25% of the Net Available Proceeds from such Disposition would become "Excess Proceeds" (as defined in the Subordinated Indenture) under clause (b) of Section 1016 of the Subordinated Indenture (the "Remainder Amount"), the Company shall, immediately prior to such
                ----------------
Remainder Amount becoming "Excess Proceeds" as aforesaid, prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause
(f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to such Remainder Amount, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause
(e) of this Section 2.10. Nothing in this Section 2.10(c) shall be deemed to excuse or otherwise limit the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 8.05 hereof to any Disposition not otherwise permitted hereunder.

                               Credit Agreement
                               ----------------

          (d)  Reversions.  Without limiting the obligation of the Company under
               ----------
Section 8.01(c) hereof, upon any Reversion the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause
(f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 75% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (e) of this Section 2.10.

          (e)  Application.  Prepayments and reductions of Commitments described
               -----------
in the above clauses of this Section 2.10 (other than clause (a) above) shall be effected as follows:

          (i) first, the Series B Commitments shall be reduced in an amount equal to the prepayment or reduction specified in such clauses (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Series B Loans would exceed the Series B Commitments, the Company shall prepay Series B Loans (such prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans) in an aggregate amount equal to such excess); and

         (ii) second, any excess over the amount referred to in the foregoing clause (i) shall automatically reduce the Series A Commitments (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Series A Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Series A Commitments, the Company shall, first, prepay Series A Loans (such prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans) and, second, provide cover for Letter of Credit Liabilities as specified in clause (f) below, in an aggregate amount equal to such excess).

          (f)  Cover for Letter of Credit Liabilities.  In the event that the
               --------------------------------------
Company shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

                               Credit Agreement
                               ----------------

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.
                ------------------

          (a) The Company hereby promises to pay to the Administrative Agent for account of each Series A Lender the entire outstanding principal amount of such Lender's Series A Loans, and each Series A Loan shall mature, on the Series A Commitment Termination Date.

          (b) The Company hereby promises to pay to the Administrative Agent for account of each Series B Lender the entire outstanding principal amount of such Lender's Series B Loans, and each Series B Loan shall mature, on the Series B Commitment Termination Date. In addition, if following any Series B Commitment Reduction Date the aggregate principal amount of the Series B Loans shall exceed the Series B Commitments, the Company shall pay Series B Loans in an aggregate amount equal to such excess.

          3.02  Interest.  The Company hereby promises to pay to the
                --------
Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (if any)
                                           ----
     and

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.
                          ----

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three

                               Credit Agreement
                               ----------------
months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      -----------------------------------------------

          4.01  Payments.
                --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent).

          (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

          (d)  Except to the extent otherwise provided in the last sentence of
Section 2.03(e) hereof, each payment received by

                               Credit Agreement
                               ----------------
the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02  Pro Rata Treatment.  Except to the extent otherwise provided
                ------------------
herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 hereof and under Section 2.10(e) hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Series A Loans and Series B Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Lenders according to the amounts of their respective Series A and Series B Commitments (in the case of making of Loans) or their respective Series A and Series B Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Eurodollar Loan shall be coterminous; (c) each payment or prepayment of principal of Series A Loans or Series B Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Series A Loans and Series B Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03  Computations.  Interest on Eurodollar Loans and Reimbursement
                ------------
Obligations and commitment fee and letter of credit fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for

                               Credit Agreement
                               ----------------
each date that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04  Minimum Amounts.  Except for mandatory prepayments made pursuant
                ---------------
to Section 2.10 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, (i) each borrowing, Conversion and partial prepayment of principal of Series A Loans shall be in multiples of $1,000,000 and (ii) each borrowing, Conversion or partial prepayment of principal of Series B Loans shall be in multiples of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types, or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or in multiples of $1,000,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05  Certain Notices.  Notices by the Company to the Administrative
                ---------------
Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                              Number of
                                               Business
           Notice                             Days Prior
           ------                             ----------
     Termination or reduction
     of Commitments                              3

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                             1

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                3

                               Credit Agreement
                               ----------------

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06  Non-Receipt of Funds by the Administrative Agent.  Unless the
                ------------------------------------------------
Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the
------
Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender, or a participation in a Letter of Credit drawing to be acquired by such Lender, hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                       ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s)
                                     --------
nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the

                               Credit Agreement
                               ----------------

Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

         (ii) if the Required Payment shall represent proceeds of a loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Administrative Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

          4.07  Sharing of Payments, Etc.
                ------------------------

          (a)  The Company agrees that, in addition to (and without limitation
of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such
                              --------
notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from the Company payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater

                               Credit Agreement
                               ----------------
percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by the Company to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lender. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.
                      ---------------------

          5.01  Additional Costs.
                ----------------

          (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by

                               Credit Agreement
                               ----------------
such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:
-----------------

          (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

        (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that
                                                                 --------
such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such

                               Credit Agreement
                               ----------------

Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to complete therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R.
Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and Section 5.06 hereof, "Basle Accord" shall
                                                           ------------
mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Lender shall notify the Company of any event occurring after the Amendment Effective Date entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within

                               Credit Agreement
                               ----------------

45 days, after such Lender obtains actual knowledge thereof; provided that (i)
                                                             --------
if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this
Section 5.01.  Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or
(b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations
                                              --------
and allocations are made on a reasonable basis.

          5.02  Limitation on Types of Loans.  Anything herein to the contrary
                ----------------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Administrative Agent reasonably determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the related Loans are Series A Loans, the Majority Series A Lenders or, if the related Loans are Series B Loans, the Majority Series B Lenders reasonably determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to

                               Credit Agreement
                               ----------------
     cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          5.03  Illegality.  Notwithstanding any other provision of this
                ----------
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04  Treatment of Affected Loans.  If the obligation of any Lender to
                ---------------------------
make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

                               Credit Agreement
                               ----------------

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05  Compensation.  The Company shall pay to the Administrative Agent
                ------------
for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with

                               Credit Agreement
                               ----------------
maturities comparable to such period (as reasonably determined by such Lender).

          5.06  Additional Costs in Respect of Letters of Credit.  Without
                ------------------------------------------------
limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing or maintaining participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Company shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof, provided that the determination of such increased costs or reductions
         --------
are made on a reasonable basis.

          5.07  U.S. Taxes.
                ----------

          (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided
                                                                      --------
that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to a Lender hereunder unless such Lender is, on the Amendment Effective Date (or on the date

                               Credit Agreement
                               ----------------
     it becomes a Lender as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

         (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.07(a), (w) "Form 1001" shall mean Form 1001
                                               ---------
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224
                                               ---------
(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or
                                  -----------
resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any
                                                ----------
present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

          (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                               Credit Agreement
                               ----------------

          Section 6.  Conditions Precedent.
                      --------------------

          6.01  Conditions to Effectiveness.  The effectiveness of the amendment
                ---------------------------
and restatement of the Existing Credit Agreement provided for hereby is subject to the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

          (a)  Corporate Documents.  The following documents, each certified as
               -------------------
     indicated below:

               (i) a copy of the charter, as amended and in effect, of the Company certified as of a recent date by the Secretary of State of the State of Delaware (or, if there have been no modifications to such charter from the copy thereof delivered by the Company pursuant to
          Section 6.01(a)(i) of the Existing Credit Agreement, a certificate of the Secretary or an Assistant Secretary of the Company to that effect), and a certificate from such Secretary of State dated as of a recent date as to the good standing of and charter documents filed by the Company;

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as amended and in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate (or if there have been no modifications to such by-laws from the copy thereof delivered by the Company pursuant to Section 6.01(a)(ii)(A) of the Existing Credit Agreement, a certificate of the Secretary or an Assistant Secretary of the Company to that effect), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the amendment and restatement of the Existing Credit Agreement and such other of the Basic Documents to which the Company is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of the Company has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing the amendment and

                               Credit Agreement
                               ----------------
          restatement of the Existing Credit Agreement and such other of the Basic Documents to which the Company is intended to be a party and each other document to be delivered by the Company from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary); and

             (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company.

          (b)  Officer's Certificate.  A certificate of a senior officer of the
               ---------------------
     Company, dated the Amendment Effective Date, to the effect that (i) no Default shall have occurred and be continuing and (ii) the representations and warranties made by the Company in Section 7 hereof, and in each of the other Basic Documents, are true and correct on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (c)  Opinion of Counsel to the Company.  An opinion, dated the
               ---------------------------------
     Amendment Effective Date, of Ropes & Gray, counsel to the Company, substantially in the form of Exhibit C hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

          (d)  Opinion of Special New York Counsel to Chase.  An opinion, dated
               --------------------------------------------
     the Amendment Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit D hereto.

          (e)  Notes.  The Notes, duly completed and executed, in exchange for
               -----
     the promissory notes of the Company delivered to each Lender on May 18, 1994 pursuant to the Existing Credit Agreement.

          (f)  [Intentionally Omitted].

          (g)  Senior Indenture Consent.  Evidence satisfactory to the
               ------------------------
     Administrative Agent that the Senior Indenture shall have been amended in accordance with the Consent Solicitation, and the Administrative Agent shall have received a copy of any such amendment to the Senior

                               Credit Agreement
                               ----------------

     Indenture certified as true and correct by a senior officer of the Company.

          (h)  Issuance of Subordinated Notes.  Evidence satisfactory to the
               ------------------------------
     Administrative Agent that (a) the Senior Subordinated Indenture shall have been duly authorized, executed and delivered, and that the Senior Subordinated Notes shall have been duly issued, in each case containing terms in form and substance satisfactory to the Lenders, and the Administrative Agent shall have received a copy of the Senior Subordinated Indenture certified as true and correct by a senior officer of the Company and (b) the Company shall have received net cash proceeds (prior to the payment of any transaction expenses) in an aggregate amount of not less than $100,000,000 from the issuance of the Senior Subordinated Notes (less an aggregate amount resulting from issuance at below par to reflect customary pricing adjustments).

          (i)  Financial Information.  True, correct and complete copies of the
               ---------------------
     financial statements, projections and other information referred to in
     Section 7.02 hereof.

          (j)  Acquisition Documents.  (i) a true and complete copy of each
               ---------------------
     Acquisition Document (which shall include copies of all amendments, schedules, exhibits and other attachments thereto and contain terms and conditions in form and substance satisfactory to the Lenders in their reasonable determination), together with true and complete copies of each document, certificate and opinion (together with a letter from counsel delivering such opinion authorizing the Lenders and the Administrative Agent to rely on such opinion) referred to in such Acquisition Document, and (ii) a certificate of a senior officer of the Company, dated the Amendment Effective Date, to the effect that each Acquisition Document has been duly executed and delivered by each of the parties thereto and is in full force and effect on the Amendment Effective Date.

          (k)  Consummation of the Burns Acquisition.  A certificate of a senior
               -------------------------------------
     officer of the Company, dated the Amendment Effective Date, to the effect that (i) none of the Acquisition Documents and the Senior Subordinated Indenture have been amended or otherwise modified, or executed and delivered in a form other than the form heretofore delivered to the Administrative Agent, (ii) the Burns Acquisition has been consummated in accordance with the Acquisition Agreement, and (iii) all conditions to the consummation of the Burns Acquisition as set forth in the Acquisition Agreement have been fulfilled or waived by the parties

                               Credit Agreement
                               ----------------
     thereto (which waiver, in the case of any waiver by the Company, shall be given only with the consent of the Majority Lenders if such waiver could have a Material Adverse Effect).

          (l)  Approvals and Consents.  Evidence that all necessary governmental
               ----------------------
     and third party filings, licenses, permits, consents and approvals have been obtained by the Company and are in full force and effect on the Amendment Effective Date.

          (m)  Payment of Fees and Expenses.  Evidence that (i) all principal of
               ----------------------------
     and interest on, and all other amount owing in respect of, the loans made by the Existing Lenders under the Existing Credit Agreement shall have been paid in full and (ii) all fees and expenses payable to the Existing Lenders and the Administrative Agent under the Existing Credit Agreement accrued to the Amendment Effective Date and unpaid and such fees as the Company shall have agreed to pay or deliver to the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in connection with the negotiation, preparation, execution and delivery of the amendment and restatement of the Existing Credit Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company) shall have been paid in full.

          (n)  Line of Credit.  Evidence that all principal of, and interest on,
               --------------
     and all other amount owing in respect of, the Line of Credit shall have been paid in full.

          (o)  Governmental Proceedings; Etc.  Evidence that no litigation or
               -----------------------------
     similar proceeding is threatened by any governmental agency or authority or any other person with respect to the execution and delivery of the amendment and restatement of the Existing Credit Agreement, the Notes and the other Basic Documents, and the consummation of the transactions herein or therein contemplated which, in each case, the Lenders shall reasonably determine is likely to have a material adverse effect on (i) the assets, business, operations, or condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the timely payment of the Loans and interest thereon or the enforceability of the Basic Documents or the rights and remedies thereunder.

                               Credit Agreement
                               ----------------

          (p)   Other Documents.  Such other documents as the Administrative
                ---------------
     Agent or any Lender or special New York counsel to Chase may reasonably request.

          6.02  Initial and Subsequent Extensions of Credit.  The obligation of
                -------------------------------------------
the Lenders to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that:

          (a) Both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof: (i) no Default shall have occurred and be continuing; (ii) the representations and warranties made by the Company in
     Section 7 hereof, and in each of the other Basic Documents, shall be true and correct on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance); and

          (b) The Administrative Agent shall have received a certificate of a senior financial officer of the Company setting forth in reasonable detail the computations necessary to demonstrate that both immediately prior to the making of such Loan or other extension of credit and immediately after giving effect thereto, the Company is or will be in compliance with (i)
     Section 1010 of the Senior Indenture, (ii) if the Loan to be made is a Series A Loan or the extension of credit is to be a Letter of Credit,
     Section 1014 of the Senior Indenture and (iii) the Borrowing Base as at the end of the quarterly fiscal period of the Company ending on or most recently ended prior to the date of such extension of credit.

                               Credit Agreement
                               ----------------

          Section 7.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to the Lenders that:

          7.01  Corporate Existence.  Each of the Company and its Subsidiaries:
                -------------------
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          7.02  Financial Condition.  (a)  The Company has heretofore furnished
                -------------------
to each of the Lenders the consolidated balance sheet of the Company and its Subsidiaries as at February 25, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at November 25, 1995 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of the Company for the nine-month period ended on such date. All such financial statements are complete and correct and fairly present the financial condition of the Company and its Subsidiaries as at, and the results of operations for the fiscal year and nine-month period ended on, said dates (subject, in the case of such financial statements as at November 25, 1995, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of its Subsidiaries has on the Restatement Date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates.

          (b) Since November 25, 1995, there has been no material adverse change in the financial condition, operations, business or prospects of the Company and its Subsidiaries from that set forth in said financial statements as at said date.

          7.03  Litigation.  Except as disclosed to the Lenders in writing prior
                ----------
to the Amendment Effective Date, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending

                               Credit Agreement
                               ----------------
or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

          7.04  No Breach.  None of the execution and delivery of this Agreement
                ---------
and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party (including, without limitation, the Indenture) or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          7.05  Action.  The Company has all necessary corporate power,
                ------
authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents; the execution, delivery and performance by the Company of each of the Basic Documents have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06  Approvals.  No authorizations, approvals or consents of, and no
                ---------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

                               Credit Agreement
                               ----------------

          7.07  Use of Credit.  Neither the Company nor any of its Subsidiaries
                -------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          7.08  ERISA.  Each Plan, and, to the knowledge of the Company, each
                -----
Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 8.01(f) hereof.

          7.09  Taxes.  The Company and its Domestic Subsidiaries are members of
                -----
an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Except as set forth in
Schedule VI hereto, the Company and its Domestic Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Domestic Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          7.10  Investment Company Act.  Neither the Company nor any of its
                ----------------------
Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11  Public Utility Holding Company Act.  Neither the Company nor any
                ----------------------------------
of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12  Material Agreements and Liens.
                -----------------------------

          (a) Part A of Schedule I hereto is a complete and correct list, as of the Restatement Date, of each credit agreement, loan agreement, indenture, purchase agreement,

                               Credit Agreement
                               ----------------
guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list, as of the Restatement Date, of each Lien securing Indebtedness the aggregate principal or face amount of which equals or exceeds $1,000,000 of any Person and covering any Property of the Company or any of its Subsidiaries, and the aggregate amount of such Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule I.

          7.13  Environmental Matters.  Except as set forth in Schedule II
                ---------------------
hereto, each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. All of the permits, licenses and authorizations that have been obtained are in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect.

          In addition, except as set forth in Schedule II hereto:

          (a) To the Company's knowledge after due inquiry, no written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any

                               Credit Agreement
                               ----------------
     generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

          (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

               (i) to the Company's knowledge after due inquiry, no PCB Transformers (as defined in the Toxic Substances Control Act, 15 U.S.C. (S)1601, et seq., as amended, and the regulations relating thereto) are present at any site or facility owned, operated or leased by the Company or any of its Subsidiaries;

              (ii) to the Company's knowledge after due inquiry, no asbestos or asbestos-containing materials is present at any site or facility owned, operated or leased by the Company or any of its Subsidiaries;

             (iii) to the Company's knowledge after due inquiry, there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility owned, operated or leased by the Company or any of its Subsidiaries; and

              (iv) to the Company's knowledge after due inquiry, no Hazardous Materials have been Released by the Company or any of its Subsidiaries at, on or under any site or facility now owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by any Environmental Law.

          (c) To the Company's knowledge after due inquiry, neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental
                                    ---
     Response, Compensation and Liability Act of 1980, as amended ("CERCLA"),
                                                                    ------
     listed for possible inclusion on the NPL by the Environmental Protection Agency, or listed in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. (S) 300.5 ("CERCLIS"), or
                                                                  -------
     on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to

                               Credit Agreement
                               ----------------

     Environmental Claims against the Company or any of its Subsidiaries.

          (d) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and to the Company's knowledge no government action has been taken or is in process that could subject any such site or facility to such Liens. Neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (e) There have been no environmental investigations, written studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Lenders.

          7.14  Acquisition Documents.  On the Amendment Effective Date, the
                ---------------------
Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. As of the date of any Acquisition Document and as of the Amendment Effective Date, the representations and warranties of the Company contained in such Acquisition Document (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) are true, complete and correct in all material respects.

          7.15  Burns Acquisition.  (a) On and as of the Amendment Effective
                -----------------
Date, none of the Acquisition Documents and the Senior Subordinated Indenture have been amended or otherwise modified since, or executed and delivered in a form other than, the form heretofore delivered to the Administrative Agent.

     (b) On and as of the Amendment Effective Date, all conditions to the consummation of the Burns Acquisition as set forth in the Acquisition Agreement shall have been fulfilled or waived by the parties thereto (which waiver, in the case of any waiver by the Company, shall be given only with the consent of the Majority Banks if such waiver could have a Material Adverse Effect).

          7.16  Capitalization.  The authorized capital stock of the Company
                --------------
consists, on the Amendment Effective Date, of an

                               Credit Agreement
                               ----------------
aggregate of 31,000,000 shares consisting of (i) 30,000,000 shares of common stock, par value $0.01 per share, of which 16,238,322 shares were, as at November 25, 1995 duly and validly issued and outstanding, each of which shares is fully paid and nonassessable and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were outstanding as at November 25, 1995. As of the Amendment Effective Date the Company is registered with the Securities and Exchange Commission under the Securities Exchange Act, and its shares of common stock are publicly owned and traded on the NASDAQ National Market System. As of the Amendment Effective Date, (x) except for options to purchase 2,763,350 shares of the common stock of the Company, there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          7.17  Subsidiaries, Etc.
                -----------------

          (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the Restatement Date, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto,
(x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the Restatement Date, of all Investments (other than Investments disclosed in Part A of said Schedule III hereto) of $100,000 or more held by the Company or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons in which such Investment has been made, (y) the nature of such Investment and (z) the amount of such Investment. Except as disclosed in

                               Credit Agreement
                               ----------------

Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          (c) Except as set forth in Schedule III hereto, none of the Subsidiaries of the Company is, on the Restatement Date, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of Section 8.18 hereof.

          7.18  Title to Assets.  The Company owns and has on the Restatement
                ---------------
Date, and will own and have on the Amendment Effective Date, good and marketable title (subject only to Liens permitted by Section 8.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section
7.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 8.05 hereof). The Company owns and has on the Restatement Date, and will own and have on the Amendment Effective Date, good and marketable title to, and enjoys on the Restatement Date, and will enjoy on the Amendment Effective Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 8.06 hereof) that are necessary for the operation and conduct of its businesses.

          7.19  Compliance with Law.  Except as set forth in Schedule IV hereto,
                -------------------
each of the Company and its Subsidiaries is in compliance with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities or bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its Property (including Environmental Laws), except such noncompliance as would not, in the aggregate, have a Material Adverse Effect on the business, properties, assets, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries, taken as a whole.

          7.20  True and Complete Disclosure.  The information, reports,
                ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Lender prior to the Amendment Effective Date in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Information Memorandum which the Lenders acknowledge contains projections based on certain assumptions therein stated) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under

                               Credit Agreement
                               ----------------
which they were made, not misleading. All written information furnished on or after the Amendment Effective Date by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          Section 8.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01  Financial Statements, Etc.  The Company shall deliver to each of
                -------------------------
the Lenders:

          (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of earnings, stockholders' equity and cash flows of the Company and its Subsidiaries, and of Acurex, for such period and for the period from the beginning of the respective fiscal year to the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the related consolidated balance sheet of the Company and its Subsidiaries, and of Acurex, as at the end of such period, setting forth in comparative form the corresponding consolidated figures for the last day of the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries, and of Acurex, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of operations and

                               Credit Agreement
                               ----------------
     stockholders' equity of the Company and its Subsidiaries, and consolidated statements of cash flows of the Company and its Subsidiaries, for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied, (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a report of such accountants stating that, in making the examination necessary for their opinion, nothing came to their attention, except as specifically stated, that caused them to believe that the Company had failed to comply with Sections 8.10, 8.11, 8.13 or 8.14 hereof, or any other provisions hereof, insofar as they relate to accounting matters, and
     (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, statements of information concerning net sales, operating earnings, depreciation and amortization of each division of the Company and its Subsidiaries (including, without limitation, the Seating Products Division, Galley Products Division, In-Flight Entertainment Division and Service Division) for such period setting forth in each case in comparative form the corresponding figures for the preceding fiscal year;

          (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                               Credit Agreement
                               ----------------

          (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding
                         --------
          standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

             (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
          Section 4201 or 4204 of ERISA (including the obligation to satisfy

                               Credit Agreement
                               ----------------
          secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;and

              (vi)  the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (g) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

          (h) within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, a certificate of a senior financial officer of the Company setting forth in reasonable detail a true and accurate calculation of the Borrowing Base as at the end of such quarterly fiscal period;

          (i) within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, a statement of a senior officer of the Company (A) listing each Disposition by the Company and its Subsidiaries that occurred during such quarterly fiscal period if the Net Available Proceeds thereof exceeded $50,000 and (B) setting forth in reasonable detail the Net Available Proceeds of each such Disposition and the aggregate Net Available Proceeds since the first day of the then current Recapture Period; and

          (j) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under

                               Credit Agreement
                               ----------------

     ERISA) as any Lender or the Administrative Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.07(e), 8.07(g), 8.08(f), 8.08(h), 8.09, 8.10, 8.11, 8.13 and 8.14 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          8.02  Litigation.  The Company will promptly give to each Lender
                ----------
notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

          8.03  Existence, Etc.  The Company will, and will cause each of its
                --------------
Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
     Section 8.03 shall prohibit any transaction expressly permitted under
     Section 8.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such

                               Credit Agreement
                               ----------------
     tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

          8.04  Insurance.  The Company will, and will cause each of its
                ---------
Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          8.05  Prohibition of Fundamental Changes.  The Company will not, nor
                ----------------------------------
will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or Dispose of all or substantially all of its Property (for which purpose the Disposition of all or substantially all of the shares of capital stock of any Subsidiary of the Company shall be deemed to be a Disposition by such Subsidiary of all or substantially all of its Property). The Company will not, nor will it permit any of its Subsidiaries to, to make any Acquisition except for Investments permitted under Section 8.08 hereof. Notwithstanding the foregoing provisions of this Section 8.05:

          (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that (x)
                                                              --------
     if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

                               Credit Agreement
                               ----------------

          (b) subject to Section 8.15 hereof, the Company or any Subsidiary of the Company may make any Acquisition; provided that immediately prior to
                                           --------
     and after giving effect to any such Acquisition, (i) no Default shall have occurred and be continuing and (ii) not more than $25,000,000 of the proceeds of Series A Loans then outstanding shall have been applied, directly by the Company or indirectly through a Subsidiary, to the purchase price of one or more Acquisitions;

          (c) the Company may make the Burns Acquisition pursuant to the Acquisition Agreement; and

          (d) the Company or any Subsidiary of the Company may make any Acquisition from any Subsidiary of the Company in each case for consideration that is not in excess of the fair market value of the Property acquired in such Acquisition as determined in good faith by the chief financial officer of the Company.

          8.06  Limitation on Liens.  The Company will not, nor will it permit
                -------------------
any of its Domestic Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents;

          (b)  Liens outstanding on the Restatement Date and listed in Part B of
     Schedule I hereto;

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or the affected Domestic Subsidiaries, as the case may be, in accordance with GAAP;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

                               Credit Agreement
                               ----------------

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Domestic Subsidiaries;

          (h) Liens on Property of any corporation which becomes a Domestic Subsidiary of the Company after Restatement Date, provided that such Liens
                                                       --------
     are in existence at the time such corporation becomes a Domestic Subsidiary of the Company and were not created in anticipation thereof;

          (i) subject to the restrictions contained in the Security Documents, Liens upon real and/or tangible personal Property acquired after the Restatement Date (by purchase, construction or otherwise) by the Company or any of its Domestic Subsidiaries (other than Acurex or, with respect to tangible personal property only, Burns) other than in connection with any Acquisition by the Company or any of its Domestic Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to
                                     --------
     or cover any Property of the Company or such Domestic Subsidiary other than the Property so acquired and improvements thereon; and provided, further,
                                                            --------  -------
     that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

                               Credit Agreement
                               ----------------

          (j) additional Liens upon real and/or tangible personal Property of the Company or any of its Domestic Subsidiaries (other than Acurex or Burns) created after the Restatement Date, provided that the aggregate
                                                --------
     Indebtedness secured thereby and incurred on and after the Restatement Date shall not exceed $10,000,000 in the aggregate at any one time outstanding; and

          (k)  any extension, renewal or replacement of the foregoing, provided,
                                                                       --------
     however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

          8.07  Indebtedness.  The Company will not, nor will it permit any of
                ------------
its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Lenders hereunder;

          (b) Indebtedness outstanding or committed on the Restatement Date and listed in Part A of Schedule I hereto and any extension, renewal or replacement thereof;

          (c) Indebtedness of Subsidiaries of the Company to the Company in the aggregate amounts permitted by Section 8.08(d) hereof;

          (d) Indebtedness of the Company to its Subsidiaries and Indebtedness of Subsidiaries of the Company to other Subsidiaries of the Company;

          (e) Indebtedness of the Company and its Subsidiaries secured by Liens permitted under Sections 8.06(i) and 8.06(j) hereof;

          (f) Guarantees by any Subsidiary of the Company (other than Acurex, at all times prior to the Series B Commitment Termination Date) of Indebtedness of the Company or any Subsidiary of the Company; provided that
                                                                   --------
     at all times prior to the Series B Commitment Termination Date, Acurex may Guarantee Indebtedness of the Company or any Subsidiary of the Company from time to time so long as the Company shall reduce the Series B Commitments pursuant to Section 2.04(b)(ii) hereof simultaneously with the execution of any such Guarantee by Acurex in an amount equal to the value of such Guarantee; and

          (g) additional unsecured Indebtedness of the Company and its Subsidiaries (other than Acurex and Burns) up to but

                               Credit Agreement
                               ----------------
     not exceeding in the aggregate $20,000,000 at any one time outstanding; provided that any such Indebtedness of any such individual Subsidiary may
     --------
     not exceed $10,000,000 in the aggregate at any one time outstanding; provided that the Company may incur additional unsecured Indebtedness that has
--------
no regularly scheduled maturity or mandatory prepayments on or before the Series A Commitment Termination Date.

          8.08  Investments.  The Company will not, nor will it permit any of
                -----------
its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a)  Investments outstanding on the Restatement Date and identified in
     Schedule III Part B hereto;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) Investments by the Company in capital stock of Subsidiaries of the Company and advances by the Company to Subsidiaries of the Company in the ordinary course of business; provided that the aggregate amount of the
                                      --------
     Investments by the Company or any of its Subsidiaries in the Specified Subsidiaries shall not exceed $5,000,000 at any one time outstanding;

          (e) Investments by Subsidiaries of the Company in capital stock of other Subsidiaries of the Company and advances by Subsidiaries of the Company to the Company and to other Subsidiaries of the Company in the ordinary course of business;

          (f) Interest Rate Protection Agreements so long as the aggregate credit exposure under all Interest Rate Protection Agreements calculated at the time any Interest Rate Protection Agreement is entered into does not exceed $10,000,000;

          (g)  Investments permitted by clause (b) of the last sentence of
     Section 8.05 hereof; and

          (h) Investments of the Company and its Subsidiaries representing obligations of customers owing to the Company and its Subsidiaries in respect of the deferred purchase price of products or services sold or the leasing of products to customers, in each case in the ordinary course of business of the Company and its Subsidiaries as provided

                               Credit Agreement
                               ----------------
     for in Section 8.15 hereof and on such terms as the management of the Company may determine in its reasonable business judgment, provided that
                                                                --------
     the aggregate amount of such obligations that are not fully secured (whether by a perfected Lien on, or an indefeasible title retention to, the products so sold or leased, or otherwise) shall not exceed at any one time outstanding the greater of (i) $7,500,000 and (ii) 5% of Adjusted Net Worth.

          8.09  Restricted Payments.  The Company will not, nor will it permit
                -------------------
any of its Subsidiaries to, declare or make any Restricted Payment at any time; provided that (i) the Company may pay dividends ("Dividend Payments") and/or
--------                                          -----------------
prepay, redeem or otherwise retire the Senior Notes ("Senior Note Payments" and,
                                                      --------------------
together with Dividend Payments, "Permitted Payments") during any fiscal year
                                  ------------------
(the "Current Fiscal Year") in an aggregate amount up to but not exceeding 25%
      -------------------
of the net earnings of the Company for the immediately preceding fiscal year ("Available Net Earnings"), provided that (x) any portion of Available Net
  ----------------------
Earnings not used for Permitted Payments in the Current Fiscal Year (the "Carry-Over Amount") may be used for Senior Note Payments only (for which
 -----------------
purpose Senior Note Payments shall first be deemed to have been made from the Carry-Over Amount and only thereafter from Available Net Earnings) in any succeeding fiscal year and (y) no more than $25,000,000 in the aggregate of principal of the Senior Notes may be prepaid, redeemed or retired and (ii) any Subsidiary of the Company (other than Acurex, at all times prior to the Series B Commitment Termination Date) may make Restricted Payments to the Company from time to time; and provided, further, that at all times prior to the Series B
                  --------  -------
Commitment Termination Date, Acurex may make Restricted Payments to the Company from time to time so long as the Company shall reduce the Series B Commitments pursuant to Section 2.04(b)(ii) hereof simultaneously with the receipt of each such Restricted Payment in an amount equal to the proceeds thereof (less the amount of any such proceeds, if any, applied to the payment of interest on the Series B Loans).

                               Credit Agreement
                               ----------------

          8.10  Leverage Ratio.  The Company will not permit the Leverage Ratio
                --------------
to exceed the following respective ratios at any time during the following respective periods:

                   Period                               Ratio
                   ------                               -----
         From the Fiscal Date in
           May 1996 through the
           Fiscal Date in August 1996                  6.5 to 1

         From (but not including) the
           Fiscal Date in August 1996
           through the Fiscal Date in
           February 1997                               6.0 to 1

         From (but not including) the
           Fiscal Date in February 1997
           through the Fiscal Date in
           August 1997                                 5.5 to 1

         From (but not including) the
           Fiscal Date in August 1997
           through the Fiscal Date in
           February 1998                               5.0 to 1

         From (but not including) the
           Fiscal Date in February 1998
           through the Fiscal Date in
           February 1999                               4.0 to 1

         Thereafter                                    3.50 to 1

          8.11  Adjusted Net Worth.  The Company will not at any date permit
                ------------------
Adjusted Net Worth to be less than the sum of (a) $123,140,000 minus (b)
                                                               -----
$15,000,000 minus (c) the after-tax effect on total stockholders' equity that
            -----
would result from a change on February 24, 1996 in the accounting treatment of capitalized engineering expenditures plus (d) 75% of the aggregate amount of Net
                                     ----
Available Proceeds of Equity Issuances received after November 25, 1995 plus (e)
                                                                        ----
75% of the sum of consolidated net earnings of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for each fiscal quarter of the Company ending after November 25, 1995; provided
                                                                       --------
that consolidated net earnings for any fiscal quarter in which there is a consolidated net loss shall be deemed to be zero; and provided further, that
                                                      -------- -------
notwithstanding the accounting treatment of engineering expenditures, consolidated net earnings shall be calculated as if such expenditures had been expensed (and not capitalized) from and after February 24, 1996.

                               Credit Agreement
                               ----------------

          8.12  [Intentionally Omitted].

          8.13  Interest Coverage Ratio.  The Company will not permit the
                -----------------------
Interest Coverage Ratio to be less than the following respective ratios during the following respective periods:


          Period                                Ratio
          ------                                -----
From the Fiscal Date in
  May 1996 through the
  Fiscal Date in August 1996                  1.50 to 1

From (but not including) the
  Fiscal Date in August 1996
  through the Fiscal Date in
  February 1997                               1.75 to 1

From (but not including) the
  Fiscal Date in February 1997
  through the Fiscal Date in
  August 1997                                 2.00 to 1

From (but not including) the
  Fiscal Date in August 1997
  through the Fiscal Date in
  February 1998                               2.25 to 1

From (but not including) the
  Fiscal Date in February 1998
  through the Fiscal Date in
  February 1999                               2.50 to 1

Thereafter                                    3.00 to 1

          8.14  Net Worth of Acurex.  The Company shall cause Acurex to
                -------------------
maintain, at all times, a minimum net worth of not less than two times the aggregate amount of the Series B Commitments then in effect.

          8.15  Lines of Business.  Neither the Company nor any of its
                -----------------
Subsidiaries shall engage to any substantial extent in any line or lines of business activity other than the business of designing, manufacturing, distributing, selling, leasing and servicing products used in the interior of airplanes, buses and trains and servicing and acting as a broker in the sales and leases of such products together with any other business directly related to the foregoing.

          8.16  Transactions with Affiliates.  Except as set forth in Schedule
                ----------------------------
VII hereto or as expressly permitted by this

                               Credit Agreement
                               ----------------

Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate
                                                 --------
who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

          8.17  Use of Proceeds.  The Company will use the proceeds of the Loans
                ---------------
hereunder solely to refinance a portion of the purchase price of Acurex and to provide working capital and make additional Acquisitions (subject to clause (b) of the last sentence of Section 8.05) (in compliance with all applicable legal and regulatory requirements); provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

          8.18  Certain Obligations Respecting Subsidiaries.
                -------------------------------------------

          (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Subsidiaries at all times owns (subject only to the Lien of the Security Documents) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Subsidiaries as is owned on the Restatement Date. Without limiting the generality of the foregoing, none of the Company nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any shares of stock in any Subsidiary owned by them, nor permit any Subsidiary to issue any shares of stock of any class whatsoever to any Person (other than to the Company or the immediate parent of such Subsidiary which is a Wholly Owned Subsidiary of the Company). In the event that (a) any such additional shares of stock shall be issued by any such Subsidiary or (b) the Company shall create any new Subsidiary or Acquire any

                               Credit Agreement
                               ----------------
additional Subsidiary and shall thereby become the owner, directly or indirectly, of the shares of capital stock of such new or additional Subsidiary, as the case may be, the Company agrees forthwith to deliver to the Administrative Agent pursuant to terms of the Revolving Credit Security Agreement the certificates representing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Revolving Credit Security Agreement; provided that if
                                                             --------
any such Subsidiary is organized under the laws of a jurisdiction other than the United States of America or a State thereof, the Company need not pledge to the Administrative Agent more than 65% of the capital stock or other ownership interest in such Subsidiary and such pledge shall, at the request of the Majority Series A Lenders, be made either under the Revolving Credit Security Agreement or under a pledge or other agreement governed by the law of such Subsidiary's jurisdiction of organization.

          (b) The Company will not permit any of its Subsidiaries to enter into, after the Restatement Date, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          8.19  Modifications of Certain Documents.  The Company will not
                ----------------------------------
consent to any modification, supplement or waiver of any of the provisions of the Senior Indenture, the Senior Subordinated Indenture, the Senior Notes, the Senior Subordinated Notes or the corporate documents referred to in Section 6.01(a) hereof (other than the by-laws of the Company) without the prior consent of the Administrative Agent (with the approval of the Majority Lenders); provided that the Senior Indenture may be amended as contemplated by the Consent
--------
Solicitation.

          8.20  Environmental Matters.
                ---------------------

          (a) The Company will, and will cause each of its Subsidiaries to, comply with all Environmental Laws applicable to the Company and each of its Subsidiaries, except to the extent that failure to comply with such laws would not have a Material Adverse Effect, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and maintain such authorizations in full force and effect.

                               Credit Agreement
                               ----------------

          (b) If the Company discovers evidence of the presence of any Hazardous Materials in any amount that is required to be reported under Environmental Law, the Company will promptly clean-up such Hazardous Materials or take such other remedial action as is (a) required by law or (b) deemed necessary by the Company in its reasonable determination, such determination to be based in part on the advice of independent environmental consultants acceptable to the Company and the Administrative Agent.

          (c) The Company shall promptly furnish to the Administrative Agent all written notices of any Environmental Claims received by the Company or any of its Subsidiaries with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations issued thereunder in connection with the ownership, operation or use of any site or facility or the operation of their businesses or the presence or Release of Hazardous Substances, which Environmental Claim if determined adversely to the Company would have a Material Adverse Effect.

          8.21  Security for Series A Loans.  The Company shall, no later than
                ---------------------------
90 days following the request by the Majority Series A Lenders, file in each governmental office or agency in each appropriate jurisdiction as owner of record of each of the Foreign Trademarks identified on Annex 4 to the Revolving Credit Security Agreement.

          8.22  Redemption of Senior Subordinated Notes.  The Company will not
                ---------------------------------------
prepay, redeem, effect a defeasance or covenant defeasance or otherwise retire any of the Senior Subordinated Notes.

          8.23  Merger of Burns.  Not later than the date 60 days after the
                ---------------
Amendment Effective Date, the Company shall either (i) have caused Burns to be merged into the Company or (ii) pledge and grant to the Administrative Agent, for the benefit of the Series A Lenders as provided in the Revolving Credit Security Agreement, a security interest in all of the Company's right, title and interest in the shares of capital stock of Burns now or hereafter owned by the Company and the Company shall deliver to the Administrative Agent the share certificates evidencing the same accompanied by undated stock powers duly executed in blank.

                               Credit Agreement
                               ----------------

          Section 9.  Events of Default.  If one or more of the following events
                      -----------------
(herein called "Events of Default") shall occur and be continuing:
                -----------------

          (a) The Company shall (i) default in the payment of any principal of any Loan or any Reimbursement Obligation when due (whether at stated maturity or upon mandatory or optional prepayment) or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Basic Document when due (whether at stated maturity or upon mandatory or optional prepayment or otherwise) and such default shall have continued unremedied for three or more Business Days; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company, or in the Acquisition Documents by any party thereto, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(g), 8.05, 8.06, 8.07, 8.08, 8.09,
     8.10, 8.11, 8.13 or 8.14 hereof or the Company shall default in the performance of any of its obligations under Section 5.02 of the Revolving Credit Security Agreement or Section 4.02 of the Term Loan Security

                               Credit Agreement
                               ----------------

     Agreement; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment)

                               Credit Agreement
                               ----------------
     or in excess of $20,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 8.01(f) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of the Majority Lenders, a Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries of (or there shall have been asserted against the Company or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Lenders are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

          (k) Any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act (other than Amin or Robert Khoury, their lineal descendants or trusts established by such Persons for their respective lineal descendants)) is or becomes the "beneficial owner"

                               Credit Agreement
                               ----------------

     (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the aggregate voting rights of the outstanding capital stock of the Company (on a fully diluted basis); or during any consecutive 25-month period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (l) Except for expiration in accordance with its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect, for whatever reason;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Administrative Agent may, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable (provided that (x) if so requested by the Majority
                           --------
Series A Lenders, the Administrative Agent shall take such action with respect to the Series A Commitments and/or the Series A Loans, Reimbursement Obligations and such interest and other amounts to the extent owed to the Series A Lenders and (y) if so requested by the Majority Series B Lenders, the Administrative Agent shall take such action with respect to the Series B Commitments and the Series B Loans and such interest and other amounts to the extent owed to the Series B Lenders), whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including,

                               Credit Agreement
                               ----------------
without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Series A Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Series A Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this
Section 9 with respect to the Company, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.

          Section 10.  The Administrative Agent.
                       ------------------------

          10.01  Appointment, Powers and Immunities.  Each Lender hereby
                 ----------------------------------
irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or

                               Credit Agreement
                               ----------------
provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

          10.02  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Series A Lenders, the Majority Series B Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          10.03  Defaults.  The Administrative Agent shall not be deemed to have
                 --------
knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Series A Lenders or the Majority Series B Lenders, provided that, unless and until the Administrative Agent shall have received
--------
such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to

                               Credit Agreement
                               ----------------
such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Series A Lenders, the Majority Series B Lenders or all of the Lenders.

          10.04  Rights as a Lender.  With respect to its Commitments and the
                 ------------------
Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          10.05  Indemnification.  The Lenders agree to indemnify the
                 ---------------
Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03, and including in any event any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section
4.02 of the Revolving Credit Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, and including also any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section 4.02 of the Revolving Credit Security Agreement to

                               Credit Agreement
                               ----------------
which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the
                          --------
foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06  Non-Reliance on Administrative Agent and Other Lenders.  Each
                 ------------------------------------------------------
Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          10.07  Failure to Act.  Except for action expressly required of the
                 --------------
Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08  Resignation or Removal of Administrative Agent.  Subject to the
                 ----------------------------------------------
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at

                               Credit Agreement
                               ----------------
any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, after consultations with the Company, appoint a successor Administrative Agent, that shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          10.09  Consents under Basic Documents.  Except as otherwise provided
                 ------------------------------
in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, (i) without the prior consent of the Majority Series B Lenders,
--------
the Administrative Agent shall not consent to any modification, supplement or waiver under the Term Loan Security Agreement, (ii) without the prior consent of the Majority Series A Lenders, the Administrative Agent shall not consent to any modification, supplement or waiver under the Revolving Credit Security Agreement, (iii) without the consent of each Series B Lender, the Administrative Agent shall not (except as provided herein or in the Term Loan Security Agreement) release any collateral or otherwise terminate any Lien under the Term Loan Security Agreement providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Term Loan Security Agreement) and (iv) without the consent of each Series A Lender, the Administrative Agent shall not (except as provided herein or in the Revolving Credit Security Agreement) release any collateral or otherwise terminate any Lien under the Revolving Credit Security Agreement providing for collateral security, or agree to additional obligations being secured by such collateral security

                               Credit Agreement
                               ----------------

(unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Revolving Credit Security Agreement), except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented.

          10.10  Collateral Sub-Agents.  Each Series A Lender by its execution
                 ---------------------
and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Revolving Credit Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Series A Lender, and such Series A Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. The Company by its execution and delivery of this Agreement hereby consents to the foregoing.

          10.11  Co-Agent.  The Co-Agent identified on the front cover page of
                 --------
this Agreement shall have no duties or responsibilities hereunder other than as a Bank hereunder.

          Section 11.  Miscellaneous.
                       -------------

          11.01  Waiver.  No failure on the part of the Administrative Agent or
                 ------
any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02  Notices.  All notices, requests and other communications
                 -------
provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                               Credit Agreement
                               ----------------

          11.03  Expenses, Etc.  The Company agrees to pay or reimburse each of
                 -------------
the Lenders and the Administrative Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated), or the obligations of the Company hereunder and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary, intangibles or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          The Company hereby agrees (i) to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Administrative Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect,

                               Credit Agreement
                               ----------------
consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Basic Document. Without limiting the generality of the foregoing, the Company will (x) indemnify the Administrative Agent for any payments that the Administrative Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Revolving Credit Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release which shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents but only to the extent that such Release or threatened Release is directly or indirectly attributable to facts, circumstances or Releases of Hazardous Materials existing prior to the date of such possession.

          11.04  Amendments, Etc.  Except as otherwise expressly provided in
                 ---------------
this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification,
                                     --------
supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders:
(i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of

                               Credit Agreement
                               ----------------
principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this Section 11.04, (vii) modify the definition of the term "Majority Lenders", "Majority Series A Lenders" or "Majority Series B Lenders", or modify in any other manner the number or percentage of the Lender required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 6 hereof; (b) any modification or supplement of Section 10 hereof shall require the consent of the Administrative Agent; and (c) notwithstanding the above, (i) Sections 2.01(a), 2.03, 2.04(a), 2.05(i) and 5.06, may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Series A Lenders, or by the Company and the Administrative Agent acting with the consent of the Series A Lenders, and any such provision may be waived by the Series A Lenders or by the Administrative Agent acting with the consent of the Series A Lenders, and (ii) Sections 2.01(b), 2.04(b) and 2.05(ii) may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Series B Lenders, or by the Company and the Administrative Agent acting with the consent of the Series B Lenders, and any such provision may be waived by the Series B Lenders or by the Administrative Agent acting with the consent of the Series B Lenders.

          11.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  Assignments and Participations.
                 ------------------------------

          (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

          (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Series A Lender, its Letter of Credit Interest (but only with the consent of the Company and the Administrative Agent and, in the case of a Series A Commitment or a Letter of Credit Interest, the Issuing Lender, which consents in the case of the Company and the Administrative Agent shall not be unreasonably withheld or delayed); provided that (i) any such
                                                      --------
consent by the Company shall not be unreasonably withheld, (ii) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Lender; (iii) any such partial assignment shall be in an amount at least equal to $5,000,000; (iv) unless the Company and the Administrative Agent shall otherwise consent

                               Credit Agreement
                               ----------------

(which consents shall not be unreasonably withheld or delayed), each such assignment by a Lender of its Series A Loans, Series A Note, Series A Commitment or Letter of Credit Interest shall be made in such manner so that the same percentage of its Series A Loans, Series A Note, Series A Commitment and Letter of Credit Interest, Series B Loans, Series B Note and Series B Commitment is assigned to the respective assignee; and (v) unless the Company and the Administrative Agent shall otherwise consent (which consents shall not be unreasonably withheld or delayed), each such assignment by a Lender of its Series B Loans, Series B Note or Series B Commitment shall be made in such manner so that the same percentage of its Series B Loans, Series B Note and Series B Commitment, Series A Loans, Series A Note, Series A Commitment and Letter of Credit Interest is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company, the Administrative Agent and the Issuing Lender of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment(s), Loans, and, if applicable, Letter of Credit Interest specified in such instrument, and upon consent thereto by the Company, the Administrative Agent and the Issuing Lender, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company, the Administrative Agent and the Issuing Lender), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions
    -----------
of Section 8.01(j) hereof with respect to its participation in such Loans, Letter of Credit Interest and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All

                               Credit Agreement
                               ----------------
amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 10.10 or
11.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior written consent of each Lender.

          11.07  Survival.  The obligations of the Company under Sections 5.01,
                 --------
5.05, 5.06, 5.07 and 11.03 hereof and the

                               Credit Agreement
                               ----------------
obligations of the Lenders under Sections 10.05 and 11.12 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          11.08  Captions.  The table of contents and captions and section
                 --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10  Governing Law; Submission to Jurisdiction.  This Agreement and
                 -----------------------------------------
the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11  Waiver of Jury Trial.  EACH OF THE COMPANY, THE ADMINISTRATIVE
                 --------------------
AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                               Credit Agreement
                               ----------------

          11.12  Treatment of Certain Information; Confidentiality.
                 -------------------------------------------------

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder.

          (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing
                                                      --------
herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, (vi) to a subsidiary or affiliate of such Lender as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit E hereto; provided, further, that (x)
                                               --------  -------
unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or (B) pursuant to legal process and (y) in no event shall any

                               Credit Agreement
                               ----------------

Lender or the Administrative Agent be obligated or required to return any materials furnished by the Company.

          11.13  Amendments to Security Documents.
                 --------------------------------

          (a)  The Revolving Credit Security Agreement is hereby amended so that
(i) from and after the Amendment Effective Date, (x) all references therein to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended and restated hereby and (y) all references therein to "$85,000,000" shall be deemed to be a reference to "$100,000,000", and (ii) from and after May 18, 1994, all references therein to "Revolving Credit Lenders", "Revolving Credit Loans", "Revolving Credit Notes" and "Revolving Credit Commitments" shall be deemed to be references to "Series A Lenders", "Series A Loans", "Series A Notes" and "Series A Commitments", respectively.

          (b) The Term Loan Security Agreement is hereby amended so that (i) from and after the Amendment Effective Date, (x) all references therein to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended and restated hereby and (y) all references therein to "$85,000,000" shall be deemed to be a reference to "$100,000,000", and (ii) from and after May 18, 1994, all references therein to "Term Loan Lenders", "Term Loans", "Term Loan Notes" and "Term Loan Commitments" shall be deemed to be references to "Series B Lenders", "Series B Loans", "Series B Notes" and "Series B Commitments", respectively.


                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              BE AEROSPACE, INC.


                              By____________________________
                                Title:

                              Address for Notices:

                              BE Aerospace, Inc.
                              1300 Corporate Center Way
                              Wellington, Florida  33414

                              Attention:  Amin J. Khoury

                              Telecopier No.:  (407) 791-1272

                              Telephone No.:   (407) 791-1266

                              with a copy to:

                              Ropes & Gray
                              One International Place
                              Boston, MA  02110

                              Attention:  C. Dean Dusseault, Esq.

                              Telecopier No.:  (617) 951-7050

                              Telephone No.:   (617) 951-7000


                               Credit Agreement
                               ----------------

                              LENDERS
                              -------

Series A Commitment           THE CHASE MANHATTAN BANK
-------------------
                               (NATIONAL ASSOCIATION)
$20,250,000

Series B Commitment           By____________________________
-------------------             Title:

$6,750,000
                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Address for Notices:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Attention:  Matthew H. Massie

                              Telecopier No.:  (212) 552-5879

                              Telephone No.:  (212) 552-3005


                               Credit Agreement
                               ----------------

Series A Commitment           NATIONSBANK, N.A. (SOUTH)
-------------------

$18,750,000

Series B Commitment           By____________________________
-------------------             Title:

$6,250,000
                              Lending Office for all Loans:

                              100 Southeast Second Street
                              14th Floor, FL7-950-14-02
                              Miami, Florida  33131

                              Address for Notices:

                              NationsBank, N.A. (South)
                              NationsBank NC1-001-15-03
                              101 North Tryon Street
                              Charlotte, North Carolina  28255

                              Attention:  Barbara Pollack

                              Telecopier No.:  (704) 386-8694

                              Telephone No.:   (704) 388-1112



                               Credit Agreement
                               ----------------

Series A Commitment           LASALLE BUSINESS CREDIT, INC.
-------------------

$15,000,000

Series B Commitment           By____________________________
-------------------             Title:

$5,000,000
                              Lending Office for all Loans:

                              LaSalle Business Credit, Inc.
                              120 East Baltimore Street
                              Suite 1802
                              Baltimore, Maryland  21202


                              Address for Notices:

                              LaSalle Business Credit, Inc.
                              120 East Baltimore Street
                              Suite 1802
                              Baltimore, Maryland  21202

                              Attention:  Herbert M. Kidd II

                              Telecopier No.:  (410) 837-0644

                              Telephone No.:   (410) 837-0324



                               Credit Agreement
                               ----------------

Series A Commitment           LTCB TRUST COMPANY
-------------------

$11,250,000

Series B Commitment           By____________________________
-------------------             Title:

$3,750,000
                              Lending Office for all Loans:

                              LTCB Trust Company
                              165 Broadway
                              New York, New York  10006

                              Address for Notices:

                              LTCB Trust Company
                              165 Broadway
                              New York, New York  10006

                              Attention:  Winston Brown

                              Telecopier No.:  (212) 608-3081

                              Telephone No.:   (212) 335-4854


                               Credit Agreement
                               ----------------

Series A Commitment           CREDITANSTALT-BANKVEREIN
-------------------
$9,750,000

Series B Commitment           By____________________________
-------------------             Title:

$3,250,000

                              By____________________________
                                Title:

                              Lending Office for all Loans:

                              Creditanstalt-Bankverein
                              245 Park Avenue
                              27th Floor
                              New York, New York  10167

                              Address for Notices:

                              Creditanstalt-Bankverein
                              4 Embarcadero Center
                              Suite 1630
                              San Francisco, California  94111

                              Attention:  Patrick J. Rounds

                              Telecopier No.:  (415) 781-0622

                              Telephone No.:   (415) 788-1371
                                                     ext. 228

                               Credit Agreement
                               ----------------

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Administrative Agent


                              By____________________________
                                Title:

                              Address for Notices to
                                Chase as Administrative Agent:

                              The Chase Manhattan Bank
                                (National Association)
                              4 Metrotech Center -- 13th Floor
                              Brooklyn, New York  11245

                              Attention:  New York Agency

                              Telecopier No.:  (718) 242-6910

                              Telephone No.:   (718) 242-7979


                               Credit Agreement
                               ----------------

                                                                      SCHEDULE I

                         Material Agreements and Liens
                         -----------------------------

Part A - Material Agreements
         -------------------

1. Indenture dated as of March 3, 1993 between the Company, as issuer, and the United States Trust Company of New York, as trustee, in connection with $125,000,000 of 9-3/4% Senior Notes of the Company.

2. Loan agreements dated February 24, 1993 between the Company's subsidiary Flight Equipment and Engineering Limited, and English corporation ("FEEL"), and Barclays Bank PLC ("Barclays"), as amended, providing for the following:

     a. an overdraft facility in the aggregate principal amount of (Pounds)3,000,000;
     b. a real property facility in the aggregate principal amount of (Pounds)396,000;
     c. a medium term loan facility in the aggregate principal amount of (Pounds)2,250,000;
     d. a medium term loan facility in the aggregate principal amount of (Pounds)3,430,000; and
     e. a short-term facility in the aggregate principal amount of (Pounds)600,000.

3. Guarantee dated February 24, 1993 by the Company to Barclays limited to (Pounds)2,750,000 of the Indebtedness of FEEL described in Item 2 above.

4. Guarantee as of March 1, 1993 of Aircraft Furnishing Limited ("AFL") in an unlimited amount of the Indebtedness of FEEL described in Item 2 above.

5. Loan agreement between Royal Inventum B.V. and ING Bank dated July 14, 1993 in the aggregate principal amount of Dfl. 2,000,000.

6. Demand Promissory Note dated August 27, 1993 from Aero Holdings Acquisition Corp. (now known as Acurex Corporation) to the Company in the aggregate principal amount of $6,950,000.

7. Amended and Restated Acquisition Agreement among the Company, Acurex Corporation, Aero Holdings Corp. and the stockholders thereof dated as of July 16, 1993. (Acquisition purchase price adjustment unknown)

8. Acquisition Agreement among the Company, Elinor T. Nordskog and Nordskog Industries, Inc. dated as of July 27, 1993. (Acquisition purchase price adjustment unknown)

9. Amended and Restated Asset Purchase Agreement between the Company and Philips Electronics North America Corporation dated as of August 27, 1993. (Acquisition purchase price adjustment unknown)

10. Purchase Agreement dated October 26, 1993 between the Company and Thomas P. McCaffrey and Kerry J. McCaffrey, Trustees of the Thomas P. and Kerry J. McCaffrey Living Trust, Dated August 3, 1990 pursuant to which the trust sold certain residential property located in San Clemente, California to the Company, and the Company, among other things, assumed Indebtedness which, as of the date hereof, is outstanding to Countrywide Funding Corporation in the aggregate principal amount of $457,484.

11. Capitalized lease obligations of FEEL and AFL for machinery and equipment in the aggregate amount of $945,000.

12. Indebtedness of FEEL to the Company in an aggregate principal amount not in excess of (Pounds)3,369,541.

13. Indebtedness of BE Aerospace (Netherlands) B.V. to the Company in an aggregate principal amount not in excess of Dfls. 49,385,000.

14. Term Loan Agreement by and between BE Aerospace, Inc. and NationsBank of Florida, NA dated as of December 20, 1994 in the aggregate principal amount of $4,000,000 secured by real estate of BEA.

SCHEDULE I

Part B - Liens
         -----

BE Aerospace, Inc.
-----------------

1.  California
    ----------

    a.  UCC - Secretary of State

    (i) 1st Source Bank, filed September 3, 1993, file number 93180963. Certain leased machining equipment.

    (ii) Allied American Insurance Company, filed May 24, 1993, file number 93099606. Certain leased machining equipment.

    (iii) United Jersey Bank, filed May 3, 1993, file number 93086057. Certain leased computer equipment and related tangible and intangible property.

    (iv) 1st Source Bank, filed March 18, 1993, file number 93054020. Certain leased computer equipment.

    (v) 1st Source Bank, filed March 18, 1993, file number 93054019. Certain leased machining equipment.

    (vi) Yale Financial Services, Inc., filed March 15, 1993, file number 93052839. Forklift.

    (vii) Tilden Financial Corp., filed March 4, 1993, file number 93044645. Certain leased equipment.

    (viii) United Jersey Bank, filed March 5, 1993, file number 93043802. Certain leased computer equipment and related tangible and intangible property.

    (ix) Bankers Leasing Association, Inc., filed December 29, 1992, file number 92275389. Certain leased computer equipment.

    (x) First Bank and Trust Company of Illinois, filed May 7, 1993, file number 92275389. Certain leased computer equipment. (Assignment of No. 92275389)

    (xi) United Jersey Bank, filed December 14, 1992, file number 92263097. Certain leased machining equipment.

    (xii) United Jersey Bank, filed March 30, 1993, file number 92263097. Certain leased computer equipment.

    (xiii) Guaranty Lease Funding Corporation, filed September 24, 1992, file number 92207704. Certain leased equipment.

    (xiv) GE Capital Corporation, filed August 7, 1992, file number 92170592. Certain leased office furniture and fixtures.

    b.  Other

    (i) An outstanding mortgage on a residential property in San Clemente, California in favor of Countrywide Funding Corporation secures, as of the date hereof, $457,484 of Indebtedness.

2.  Connecticut
    -----------

    a.  UCC - Secretary of State

    (i) Yale Financial Services, Inc., filed March 11, 1993, file number 1001222. Forklift.

    (ii) IBM Credit Corporation, filed July 6, 1992, file number 972855. Certain leased computer equipment.

    (iii) IBM Credit Corporation, filed November 24, 1992, file number 0988857. Certain leased computer equipment.

    (iv) Colonial Pacific Leasing, filed September 28, 1992, file number 982477. Certain leased equipment.

    (v) Tilden Financial Corp., filed March 4, 1993, file number 1000393. Certain leased equipment.

3.  Florida
    -------

    a.  UCC - Secretary of State

    (i) GE Capital Corporation, filed October 9, 1992, file number 92204637. Certain equipment.

    (ii) United Jersey Bank, filed December 14, 1992, file number 92255761. Certain leased machining equipment.

    (iii) United Jersey Bank, filed March 1, 1993, file number 93044459. Certain leased computer equipment.

    (iv) Bankers Leasing Association, Inc., filed January 15, 1993, file number 93010622. Certain computer hardware and software.

    (v) First Bank and Trust Company of Illinois, filed May 6, 1993, file number 93095513. Certain computer hardware and software. (Assignment of No. 93010622)

    (vi) United Jersey Bank, filed March 4, 1993, file number 93047191. Certain leased computer equipment and certain other tangible and intangible property related thereto.

    (vii) NationsBanc Leasing Corporation, filed March 22, 1993, file number 93060950. Certain leased machining equipment.

    (viii) 1st Source Bank, filed March 25, 1993, file number 93063496. Certain leased computer equipment.

    (ix) United Jersey Bank, filed May 3, 1993, file number 93091970. Certain leased computer equipment and certain other tangible and intangible property related thereto.

4.  North Carolina
    --------------

    a.  Other

    (i) An outstanding mortgage on a residential property in Pfafftown, North Carolina in favor of The Pfefferkorn Company secures, as of the date hereof, $136,568 of Indebtedness.

BE Avionics, Inc.
-----------------

1.  California
    ----------

    a.  UCC - Secretary of State

    (i) California City Bank, filed February 20, 1990, file number 90045391. Certain computer equipment.

    (ii) AT&T Credit Corporation, filed September 17, 1990, file number 90231153. Certain leased equipment.

    (iii) Pitney Bowes Credit Corporation, filed February 22, 1991, file number 91037908. Certain leased copier equipment.

    (iv) Pitney Bowes Credit Corporation, filed June 21, 1991, file number 91135535. Certain leased equipment.

    (v) Leasametric Inc., filed May 18, 1992, file number 92111404. Certain leased equipment.

    (vi) Colonial Pacific Leasing, filed September 24, 1992, file number 92208231. Certain leased equipment.

2.  Massachusetts
    -------------

    a.  UCC - Secretary of State

    (i) The Chase Manhattan Bank, N.A., as Agent, filed March 3, 1992, file number 077540. All personal property, whether tangible or intangible.

Aircraft Products Company
-------------------------

1.  Florida
    -------

    a.  UCC - Secretary of State

    (i) Chrysler Capital Corporation, filed November 9, 1989, file number 89297767. Certain leased computer equipment.

    (ii) General Electric Capital Corporation, filed September 29, 1992, file number 92197513. Certain leased computer hardware and software. (Assignment of No. 89297767)

    (iii) Chrysler Capital Corporation, filed November 9, 1989, file number 89297768. Certain leased computer hardware and software.

    (iv) General Electric Capital Corporation, filed September 25, 1992, file number 92194967. Certain leased equipment. (Assignment of No. 89297768)

    (v) Chrysler Capital Corporation, filed September 27, 1990, file number 90245856. Certain leased equipment.

    (vi) Chrysler Capital Corporation, filed December 24, 1990, file number 90315841. Certain leased equipment.

    (vii) Oliver-Allen Corporation, filed July 22, 1991, file number 91157029. Certain leased equipment.

    (viii) Datamatic Leasing Inc., filed August 12, 1991, file number 91173649. Certain leased equipment.

    (ix) GE Capital Corporation, filed October 8, 1992, file number 92204637. Certain leased machining equipment.

    (x) Minolta Leasing Services, filed June 14, 1993, file number 93123779. Certain leased equipment.


PTC Aerospace, Inc.
-------------------

1.  California
    ----------

    a.   UCC -  Secretary of State

    (i) Chrysler Credit Corporation, filed January 9, 1990, file number 90004136, certain leased computer equipment.

    (ii) Pactel Finance, filed April 2, 1990, file number 90085088, certain equipment.

    (iii) Oliver-Allen Corporation, filed March 20, 1991, file number 91057403, certain leased equipment.

    (iv) LB Credit Corporation, filed September 11, 1992, file number 91057403, certain leased equipment. (Assignment of File No. 91057403)

    (v) Yale Financial Services, Inc., filed November 3, 1992, file number 92237178, certain leased transportation equipment.

    (vi) Yale Financial Services, Inc., filed November 17, 1992, file number 92247474, certain leased transportation equipment.

    (vii) 1st Source Bank, filed March 18, 1993, file number 93054019, certain leased machining equipment.

    (viii) 1st Source Bank, filed March 18, 1993, file number 93054020, certain leased computer equipment.

    (ix) Allied American Insurance Company, filed May 24, 1993, file number 93099606, certain leased equipment.

    (x) The CIT Group/Equipment Financing Inc., filed June 2, 1993, file number 93105767, certain leased equipment.

    (xi) 1st Source Bank, filed September 3, 1993, file number 93180960, certain leased equipment.

2.  Connecticut
    -----------

    a.  UCC - Secretary of State

    (i) Oliver-Allen Corporation, filed June 30, 1992, file number 971989. Certain leased printer.

    (ii) LB Credit Corporation, filed September 14, 1992, file number 980699. Certain leased printer. (Assignment of No. 971989)

    (iii) United Financial Corporation, filed July 17, 1992, file number 974379. Certain equipment.

    (iv) SNET Credit, Inc., filed May 18, 1992, file number 966514. Certain equipment.

    (v) SNET Credit, Inc., filed November 12, 1991, file number 945438. Certain leased equipment.

    (vi) Colonial Pacific Leasing, filed March 18, 1991, file number 916823. Certain leased equipment.

    (vii) Tennant Company, filed January 22, 1991, file number 909896. Certain sweeper/scrubber.

    (viii) Citicorp Dealer Finance, filed May 18, 1990, file number 877886. Forklift.

    (ix) Banc One Leasing Corp., filed November 20, 1989, file number 853254. Certain leased copier equipment.

    (x) Chrysler Capital Corporation, filed December 27, 1990, file number 905889. Certain leased machining and computer equipment.

    (xi) Chrysler Capital Corporation, filed January 25, 1991, file number 908754. Certain leased equipment.

    (xii) Chrysler Capital Corporation, filed March 28, 1991, file number 916898. Certain manufacturing equipment.

    (xiii) General Electric Capital Corporation, filed November 17, 1992, file number 0988131. Certain leased equipment.

    (xiv) XL/Datacomp, Inc., filed March 16, 1992, file number 959099. Certain leased computer hardware and software.

    (xv) Citicorp Leasing, Inc., filed April 22, 1993, file number 1006782. Certain leased computer hardware and software.

    (xvi) R.A.S. Financial, Inc., filed November 20, 1992, file number 0988534. Certain leased computer equipment.

    (xvii) First Source Bank, filed January 8, 1993, file number 0993996. Certain leased computer equipment.

    (xviii) 1st Source Bank, filed March 12, 1993, file number 1001480. Certain leased machining equipment.

    (xix) R.A.S. Financial, Inc., filed December 28, 1992, file number 0992519. Certain leased computer equipment.

    (xx) First Source Bank, filed January 27, 1993, file number 0996132. Certain leased computer equipment.

    (xxi) First Source Bank, filed March 12, 1993, file number 1001481. Certain leased computer equipment.

    (xxii) XL/Datacomp, Inc., filed March 17, 1993, file number 1002012. Certain leased computer hardware and software.

    (xxiii) Allied American Insurance Company, filed May 24, 1993, file number 1013743. Certain leased manufacturing equipment.

    (xxiv) The CIT Group/Equipment Financing, Inc., filed June 2, 1993, file number 1015241. Certain leased machining equipment.

    (xxv) 1st Source Bank, filed August 19, 1993, file number 1025133. Certain leased manufacturing equipment.

    (xxvi) XL/Datacomp, Inc., filed October 18, 1991, file number 942433. Certain leased computer hardware and software.

    (xxvii) Citicorp Leasing, Inc., filed January 17, 1992, file number 952759. Certain leased computer hardware and software.

    (xxviii) Chrysler Capital Corporation, filed January 10, 1990, file number 859351. Certain leased computer hardware and software.

3.  New Jersey
    ----------

    a.  UCC - Secretary of State

    (i) Chrysler Corporation, filed January 9, 1990, file number 1314179. Certain computer hardware and software.

    (ii) General Electric Capital Corporation, filed December 2, 1992, file number 1314179. Certain computer hardware and software. (Assignment of No. 1314179)

Acurex Corporation
------------------

1.  California
    ----------

    a.  UCC - Secretary of State

    (i) Foothill Bank, filed March 30, 1992, file number 92063114. Certain leased equipment.

Nordskog Industries, Inc.
-------------------------

1.  California
    ----------

    a.  UCC - Secretary of State

    (i) Hewlett Packard Company, Finance and Remarketing Division, filed February 14, 1989, file number 89032824. Certain leased computer equipment.

    (ii) Hewlett Packard Company, filed September 11, 1989, file number 89240841. Certain leased computer equipment.

    (iii) Hewlett Packard Company, filed February 9, 1990, file number 89240841 (Amendment).

    (iv) Leasefirst, filed June 19, 1993, file number 90155785. Certain leased computer equipment.

    (v) Hewlett Packard Company/Finance & Remarketing Division, filed on March 11, 1991, file number 91053748. Certain leased computer equipment.

    (vi) Lease America Corporation, filed November 22, 1991, file number 91250205. Certain leased copier equipment.

    (vii) NEC America, Inc., filed January 31, 1992, file number 92020999. Certain leased telephone equipment.

    (viii) NEC America, Inc., filed April 27, 1992, file number 92083995. Certain leased telephone equipment.

    (ix) The Bank of California, N.A., filed August 30, 1992, file number 93177146. Security interest in general intangibles to secure a Letter of Credit to Self-Insurance Plans, State of California, in the aggregate principal amount of $962,809.

    (x) Hewlett Packard Company/Finance & Remarketing Division, filed November 12, 1992, file number 92243227. Certain leased computer equipment.

Flight Equipment and Engineering Limited
----------------------------------------

       The Indebtedness of FEEL identified in Section 2 or Part A of this
Schedule I is cross-collateralized in the U.K. by the following:

1. A Debenture over the assets of FEEL on Barclays' standard form dated 19th November 1982.

2. A charge over the leasehold, Nashleigh Works, Nashleigh Hill, Chesham, on Barclays' standard form dated 11th May 1985.

3. A charge over the freehold Asheridge Road, Chesham, on Barclays' standard form dated 7th July 1975.

4. A charge over the freehold property on the Northwest side of Grovebury Road, Leighton Buzzard, on Barclays' standard form dated 2nd March 1993.

5. A charge over the leasehold property, Nissen House, Grovebury Road, Leighton Buzzard, on Barclays' standard form dated 2nd March 1993.

6. A charge over the leasehold property lying on the East of the Grand Union Canal, Leighton Buzzard on Barclays' standard form dated 3rd March 1993.

7. A charge over the Guardian Assurance Life Policy on the life of John Branham on Barclays' standard form dated 24th September 1991.

8. A charge over the life policy on the life of John Tcheng to be charged on Barclays' standard form.

9. A charge over the life policy on life of David Boulter to be charged on Barclays' standard form.

10.  The AFL guarantee referred to in Section 4 of Part A of this Schedule I.

11. A debenture over the assets of AFL on Barclays' standard form granted as of March 1, 1993.

12.  The Company's guarantee referred to in Section 3 of Part A of this
     Schedule I.

13. A Letter of Set Off allowing Barclays' to combine any account, Sterling or Currency dated 24th September 1991.

     In addition, FEEL and AFL have capitalized lease obligations outstanding for machinery and equipment in the aggregate amount of $945,000.


Royal Inventum B.V.
------------------

     The Indebtedness of Royal Inventum B.V. identified in Section 5 of Part A of this Schedule I is secured by a charge over the assets of Royal Inventum B.V. by ING Bank.


BE Aerospace (UK) Limited
-------------------------

1. Guarantee (Unlimited) on Barclays' standard form given by Aircraft Furnishing Limited (now known as Fort Hill Aircraft Limited) for the benefit of Flight Equipment and Engineering Limited (now BE Aerospace (UK) Limited). [No date, but believed to be dated 24 February 1993. We believe that it was given to guarantee a medium term loan agreement dated 28 February 1993.]

2. Guarantee (Foreign) on Barclays' standard form given by BE Aerospace, Inc. for (Pounds)2.25 million for the benefit of BE Aerospace (UK) Limited), dated 24 February 1993. It appears to cover a medium term loan agreement dated 28 February 1993.

3.   Legal charge over Nashleigh Works, Nashleigh Hill, Chesham,
     Buckinghamshire, dated 11 May 1995.

     In addition, there may be other liens securing indebtedness of amounts less than $1,000,000.

                                                                     SCHEDULE II

                              Hazardous Materials
                              -------------------

1. Litchfield, CT, facility historically did not have state or federal clean Water Act permits authorizing discharge of wastewater to the Bantam River. The discharge has been substantially eliminated as of this date.

2. Litchfield, CT, facility may not have required air permits for air emissions associated with paint booths and adhesive operations. A request for determination of the need for permits has been made to the state officials.

3. In 1992, the Garden Grove, CA, facility paid a $45,000 penalty for violation of air pollution regulations.

4. The Route 209 facility of Pullman in Bantam, CT, is an interim status facility under RCRA. There appears to be documentary evidence that waste from the Route 209 facility may have been transshipped through the Litchfield, CT, facility, raising potential issues of RCRA compliance relating to the Litchfield, CT facility.

5. Asbestos-containing materials may be present in the Litchfield, CT, facility. A preliminary investigation has been completed and does not indicate any large-scale concerns.

6. Hazardous Materials have been detected in the soils and groundwater at the Litchfield, CT facility. A groundwater assessment is ongoing under the supervision of the CTDEP. The latest groundwater monitoring reports show that contaminant levels in groundwater meet applicable standards.

7. Certain sites to which the Company and its Subsidiaries may have sent waste which are listed on CERCLIS, or any similar state or local list or are under investigation by governmental agencies are set forth in Exhibits 3-2, 3-3, 3-4 and 3-5 of the ICF Kaiser, Engineers report entitled "Environmental Assessment of PTC Aerospace and Aircraft Products Companies Final Report" dated February 14, 1992 and, with respect to the Burns Aerospace facility, in a report entitled "Phase I Environmental Due Diligence Examination of the Burns Aerospace Corporation, Winston-Salem, North Carolina, dated January 1994, prepared by ENSR Consulting and Engineering".

8. The Litchfield, CT, facility has two utility-owned transformers, one contains less than 50 ppm PCBs. The other contains 63 ppm PCBs.

9. Hazardous waste from the Altamonte Springs, Florida facility was sent to the Chemical Conservation Corporation landfill in Valdosta, Georgia which is on the CERCLIS list.

10. Hazardous waste from the Altamonte Springs, Florida site may have been disposed of at the Seaboard Chemical site in North Carolina, which is being remediated under consent order with the State of North Carolina.

11. Certain wells upgradient of the Anaheim, California site have been impacted by dichlorodifluoromethane (refrigerant) and trichloroethane (degreaser), both of which are believed to have been used by the predecessor of Acurex.

12. At a facility in Santa Ana, California which EECO Incorporated, a former owner of part of the BE Avionics business, owned and later leased, there may have been some seepage into the soil of toxic materials involved in metal plating, including arsenic. The Company purchased the BE Avionics business from EECO in a 1989 asset acquisition, and EECO has subsequently filed for bankruptcy protection and is no longer in operation. The BE Avionics business was never conducted in the affected facility.

13. Certain of the ovens manufactured by Nordskog prior to 1981 contain asbestos.

14. Hazardous waste originating from the Burns Aerospace, Winston-Salem, North Carolina facility may have been shipped to the Seaboard Chemical site in North Carolina which is listed on CERCLIS. In 1991, a letter was received from the North Carolina Department of Environment, Health and National Resources indicating that Fairchild Burns Company was a de minimis contributor of waste in that site. By letter dated February 26, 1992 Burns Aerospace Corporation notified Fairchild Industries, from whom it had acquired the Winston-Salem facility, that Fairchild Industries was responsible for that liability.

15. In May, 1994, the Company received notice that it was considered a de minimis PRP with respect to the Frontier Chemical Site in Niagara Falls, NY relating to a shipment of waste from the Litchfield, CT facility in 1992. The Company joined a group of de minimis PRPs that performed certain actions under an Administrative Consent Order with EPA. The Company believes that it has fully settled its liability with respect to the site through payment to the group.

16. The roof at the Chesham, UK facility may contain asbestos cement-root sheeting.

Compliance Issues
-----------------

PTC Aerospace, Litchfield, CT
-----------------------------

(1)  Facility is listed on the CERCLIS Data Base.

(2) Pursuant to a Notice of Violation issued by the Connecticut DEP in March, 1992, the Facility has implemented a RCRA closure plan and has upgraded record keeping and training functions.

PTC Aerospace, Garden Grove, CA
-------------------------------

(1)  Oily compressor blowdown is discharged directly to the ground.

(2) Facility does not comply with state RCRA regulations governing generators of less than 1,000 kilograms of hazardous waste pr month.

(3) Facility does not comply with state OSHA requirements governing a written respiratory protection program, personnel training and recordkeeping, personnel medical monitoring, and other worker safety and health requirements.

(4)  Facility may require NPDES stormwater discharge permit.

Aircraft Products Company, Delray Beach, FL
-------------------------------------------

(1) Facility has not applied for an air emissions permit or conditional exemption from the State for its air emission sources.

(2) Paint booth filters, empty drums, and solvent-contaminated rags are disposed of as nonhazardous solid wastes.

(3)  Not all hazardous waste drums were properly labeled.

(4) Unused chemicals are stored onsite that are no longer used in the production process and should be disposed of as hazardous waste.

(5) Plant does not have a written respiratory protection program or a hearing conservation program, although such protection is provided to employees.

(6)  Plant may require an NPDES stormwater discharge permit.

Aircraft Products Company, Jacksonville, FL
-------------------------------------------

(1) Facility has no data to indicate that its nonhazardous solid wastes, which include solvent-contaminated rags, are properly disposed of as nonhazardous waste.

(2) The facility qualifies currently as a large quantity generator of regulated hazardous wastes but does not comply with the RCRA requirements applicable to these generators or to the storage of wastes onsite for less than 90 days.

(3) Unused chemicals are stored onsite that are no longer used in the production process and should be disposed of as nonhazardous waste.

(4) Areas designed for hazardous waste drum storage are not posted as such or signs are obscured.

(5) Plant personnel with responsibility to handle hazardous wastes have not received the requisite health and safety training.

(6) Containers of hazardous materials are not consistently labeled as to the hazards they may present to worker health and safety.

(7) Plant does not have a written respiratory protection program nor are employees fit tested to wear respirators as required by OSHA.

(8)   Plant may require an NPDES stormwater discharge permit.

Nordskog Industries, Inc. Van Nuys, CA
--------------------------------------

(1) Several facilities to which hazardous waste may have been shipped for disposal are on the CERCLIS data base, as noted in Table 1 of the June 4, 1993 Draft Phase I Environmental Site Assessment.

(2) There may be a compliance issue concerning the mixing of hazardous and non-hazardous wastes prior to 1984.

(3) The facility has had historical problems meeting effluent standards for metal finishing. Wastewater is treated in an on-site clarifier prior to discharge to the municipal sewer.

(4) Nordskog received a Notice to Comply dated July 21, 1993 from the South Coast Air Quality Management District requiring Nordskog to (i) keep more detailed usage records as required by Rule 109, including all "VOC" and vapor pressure information.

     (ii) use only HLVP or 65% efficient spray equipment, (iii) use only closed containers for all solvents, and (iv) use only Rule 1171 and 1124 compliance cleaning solvents.

Status of mountain View, CA Property
------------------------------------

     The Prudential Insurance Company of America ("Prudential") is the owner of property known as 485 Clyde Avenue (Building 1), Mountain View, California (the "Property"). Acurex Corporation ("Acurex") owned the Property in the early 1970s and then entered into a sale-leaseback arrangement with Prudential in connection with the Property. The Property itself sits on part of a very large contamination plume said to result from discharges into the soil and groundwater from a nearby Hewlett Packard manufacturing facility. As of the date hereof, the Company believes that the municipal authorities in Mountain View do not intend to commence an environmental clean-up in connection with the plume and do not intend to permit any owner of property on or contiguous with the plume to commence a clean-up of such owner's property.

     In 1992, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") among Acurex, Xeruea, Inc. and others, the lease was assigned from Acurex to Xeruca. The Merger Agreement included an indemnity from Xeruca to Acurex for, among other things, those liabilities associated with the Property. In connection with the expiration of the lease for the Property on July 13, 1993, Prudential requested that Acurex execute an indemnification agreement whereby Xeruca would agree to clean-up the Property (if and when permitted by the municipal authorities) and provide a general indemnity for matters related to the clean-up while Acurex would agree to guarantee Xeruca's performance and indemnify Prudential for Xeruca's failure to perform its obligations. Acurex refused to enter into this agreement, and Prudential threatened to sue Acurex to compel it to acknowledge such alleged indemnification obligations.

     This dispute between Acurex and Prudential was resolved by an Agreement made as of August 27, 1993 (the "Settlement Agreement") among Prudential, Xeruca and Acurex. Pursuant to the Settlement Agreement, Xeruca agreed to indemnify Prudential with respect to environmental claims related to the Property. In addition, Acurex assigned to Prudential the benefit of the indemnification provisions from Xeruca under the Merger Agreement with respect to environmental claims related to the Property. As a result of the Settlement Agreement, Acurex is now a co-beneficiary with Prudential of Xeruca's indemnification obligations and Prudential has released and forever discharged Acurex from any and all claims that Acurex is obligated to sign an indemnification agreement with Prudential.

     No lawsuit is currently pending or threatened against Acurex in connection with the Property.

                                                                    SCHEDULE III

                         Subsidiaries and Investments
                         ----------------------------

Part A - Subsidiaries
         ------------

                        Jurisdiction of                          Percentage of
Subsidiary              Organization          Owners             Ownership
----------              ------------          ------             ---------

BE Aerospace            Barbados              BEA                   100%
International, Ltd.

BE Aerospace (UK)       England               BEA                   100%
Limited ("BEA-UK")

Flight Equipment and    England               BEA-UK                100%
Engineering Limited

BE Aerospace            England               BEA-UK                100%
(Services), Limited

Aircraft Furnishing     England               AFL                 99.00%
Limited ("AFL")                                                    1.00%

Fort Hill Aircraft      Northern Ireland      AFL                   100%
Limited

AFI Holdings            Northern Ireland      AFL                   100%
Limited

BE Aerospace            France                BEA                 98.00%
(France) S.A.R.L.                             K.A.D.               1.00%
                                              Companies, Inc.      1.00%
                                              Mare Leveille
                                              (director)

BE Aerospace            Delaware              BEA                   100%
(U.S.A.), Inc.

BE Aerospace            Netherlands           BEA                    90%
(Netherlands) B.V.                            BEA (U.S.A.)           10%

Royal Inventum B.V.     Netherlands           BEA (Neth.)         99.60%

Acurex Corporation      Delaware              BEA                   100%

Nordskog Industries,    California            BEA                   100%
Inc.

--------------------
* The balance of these shares were lost prior to the sale of the shares of this entity to BEA.

                                                                    SCHEDULE III

Part B - Investments
         -----------

         In addition to the Investments set forth in Part A above, as of the date hereof the Company has the following outstanding Investments:

     a. an Investment in a Middle East sales office in an amount not to exceed $400,000;

     b. an Investment in a residential property in San Clemente, California in an amount of approximately $600,000;

     c. a PaineWebber Money Market Fund in the amount, as of January 18, 1996, of approximately $2,598,000.

         Finally, each of the matters described in Items 3, 4, 6, 12 and 13 of part A of Schedule I constitutes an Investment in or by FEEL, AFL and the Company, as the case may be.

                                                                     SCHEDULE IV


                            Approvals and Compliance
                            ------------------------

          None, except compliance with certain Environmental Laws disclosed in the materials set forth in Schedule II hereto.


                        Schedule IV to Credit Agreement
                        -------------------------------

                                                                      SCHEDULE V


                           Existing Letters of Credit
                           --------------------------




Letter of Credit No.    Amount Outstanding  Expiry Date
----------------------  ------------------  -----------

624634047961211         $534,000.00         12/11/96

624751178960228         $307,817.00         02/28/96

624753306960501         $827,553.00         05/01/96

624754546970110         $800,000.00         01/10/97

624754750960316         $505,000.00         03/16/96



                        Schedule V to Credit Agreement
                        ------------------------------

                                                                     SCHEDULE VI


                                     Taxes
                                     -----

          None.


                        Schedule VI to Credit Agreement
                        -------------------------------

                                                                    SCHEDULE VII


                          Transactions with Affiliates
                          ----------------------------

          Under a Supply Agreement dated April 17, 1990 with Applied Extrusion Technologies, Inc., a Delaware corporation ("AET"), the Company purchases from AET its requirements of injection-molded plastic parts for use in the manufacture of passenger control units and other products for installation in commercial aircraft for the period ending March 31, 1998. Under that agreement, AET has agreed to use its best efforts at all times to maintain available and in good working order a sufficient number and variety of injection molding machines to satisfy the Company's orders as received and to use its best efforts to initiate production within three days of receipt of an order or, in emergency situations, on the date on which the order is received. The price to be paid by the Company to AET for products purchased under the Supply Agreement is an amount which results in a 33-1/3% gross margin to AET, after including in AET's standard cost for such products, all direct and indirect costs of labor, materials, equipment and overhead. Purchases by the Company under this agreement for the first three fiscal quarters of the Company's 1995 fiscal year through and including November 25, 1995 were approximately $1,041,000. Mr. Amin
J. Khoury is a director and significant stockholder of AET and serves as its Chairman and Chief Executive Officer. Messrs. Paul W. Marshall, Richard G. Hamermesh, Joseph J. O'Donnell and Hansjoerg Wyss, directors of BE Aerospace, Inc. are also directors of AET.


                       Schedule VII to Credit Agreement
                       --------------------------------

                                                                     EXHIBIT A-1


                            [FORM OF SERIES A NOTE]

                                PROMISSORY NOTE


$______________                                                 January 19, 1996
                                                              New York, New York

          FOR VALUE RECEIVED, BE AEROSPACE, INC., a Delaware corporation (the

"Company"), hereby promises to pay to __________________ (the "Lender"), for
--------                                                       ------
account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Series A Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Series A Loan, at such office, in like money and funds, for the period commencing on the date of such Series A Loan until such Series A Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Series A Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books provided that the failure of the Lender to make any such
                    --------
recordation shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Series A Loans made by the Lender.

          This Note is one of the Series A Notes referred to in the Second Amended and Restated Credit Agreement dated as of October 29, 1993 amended and restated as of January 19, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders named
                   ----------------
therein and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Series A Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                                 Series A Note
                                 -------------

          Except as permitted by Section 11.06(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                       BE AEROSPACE, INC.


                                       By_________________________
                                         Name:
                                         Title:


                                 Series A Note
                                 -------------

                           SCHEDULE OF SERIES A LOANS

          This Note evidences Series A Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                              Amount
           Prin-                              Paid,
Date Made, cipal                   Duration  Prepaid,  Unpaid
Continued  Amount  Type               of    Continued  Prin-
    or       of     of   Interest  Interest    or      cipal  Notation
Converted   Loan   Loan    Rate     Period  Converted  Amount  Made by
---------  ------  ----  --------  -------- ---------  ------ --------



                                 Series A Note
                                 -------------

                                                                     EXHIBIT A-2


                            [FORM OF SERIES B NOTE]

                                PROMISSORY NOTE


$_______________                                                January 19, 1996
                                                              New York, New York

          FOR VALUE RECEIVED, BE AEROSPACE, INC., a Delaware corporation (the

"Company"), hereby promises to pay to __________________ (the "Bank"), for
--------                                                       ----
account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Series B Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Series B Loan, at such office, in like money and funds, for the period commencing on the date of such Series B Loan until such Series B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Series B Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books, and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the
                                                          --------
failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Series B Loans made by the Bank.

          This Note is one of the Series B Notes referred to in the Second Amended and Restated Credit Agreement dated as of October 29, 1993 amended and restated as of January 19, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders named
                   ----------------
therein and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Series B Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events

                                 Series B Note
                                 -------------
and for prepayments of Series B Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06(b) of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                       BE AEROSPACE, INC.


                                       By_________________________
                                         Name:
                                         Title:


                                 Series B Note
                                 -------------

                           SCHEDULE OF SERIES B LOANS

          This Note evidences Series B Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                             Amount
  Date       Prin-                            Paid,
  Made,      cipal                          Prepaid,    Unpaid
Continued    Amount    Type                Continued    Prin-
   or          of       of     Interest        or       cipal     Notation
Converted    Loan      Loan      Rate      Converted    Amount    Made by
---------    ------    ----    --------    ---------    ------    --------


                                 Series B Note
                                 -------------

                                                                  CONFORMED COPY

                                                                     EXHIBIT B-1


                      REVOLVING CREDIT SECURITY AGREEMENT


          REVOLVING CREDIT SECURITY AGREEMENT dated as of October 29, 1993 between BE AEROSPACE, INC., a corporation duly organized and validly existing under the laws of Delaware (the "Company"); and THE CHASE MANHATTAN BANK
                                 -------
(NATIONAL ASSOCIATION), as agent for certain lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").
------

          The Company, certain lenders and the Agent are parties to a Credit Agreement dated as of October 29, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the
                               ----------------
terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $85,000,000.

          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Revolving Credit Collateral (as hereinafter defined) as security for the Revolving Credit Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions.  Terms defined in the Credit Agreement are
                      -----------
used herein as defined therein.  In addition, as used herein:

          "Accounts" shall have the meaning ascribed thereto in Section 3(d)
           --------
     hereof.

          "Collateral Account" shall have the meaning ascribed thereto in
           ------------------
     Section 4.01 hereof.

          "Copyright Collateral" shall mean all Copyrights, whether now owned or
           -------------------
     hereafter acquired by the Company, including each Copyright identified in Annex 2 hereto.

          "Copyrights" shall mean all copyrights, copyright registrations and
           ----------
     applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                      Revolving Credit Security Agreement
                      -----------------------------------

          "Documents" shall have the meaning ascribed thereto in Section 3(j)
           ---------
     hereof.

          "Equipment" shall have the meaning ascribed thereto in Section 3(h)
           ---------
     hereof.

          "Instruments" shall have the meaning ascribed thereto in Section 3(e)
           -----------
     hereof.

          "Intellectual Property" shall mean all Copyright Collateral, all
           ---------------------
     Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 5 hereto; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

          "Inventory" shall have the meaning ascribed thereto in Section 3(f)
           ---------
     hereof.

          "Issuers" shall mean, collectively, (a) the respective corporations
           -------
     identified on Annex 1 hereto under the caption "Issuer" and (b) to the
                                                     ------
     extent not otherwise identified on Annex 1 hereto, each other Subsidiary of the Company.

          "Motor Vehicles" shall mean motor vehicles, tractors, trailers and
           --------------
     other like property, whether or not the title thereto is governed by a certificate of title or ownership.

                      Revolving Credit Security Agreement
                      -----------------------------------

          "Patent Collateral" shall mean all Patents, whether now owned or
           -----------------
     hereafter acquired by the Company, including each Patent identified in Annex 3 hereto.

          "Patents" shall mean all patents and patent applications, including,
           -------
     without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

          "Pledged Stock" shall have the meaning ascribed thereto in Section
           -------------
     3(a) hereof.

          "Revolving Credit Collateral" shall have the meaning ascribed thereto
           ---------------------------
     in Section 3 hereof.

          "Revolving Credit Secured Obligations" shall mean, collectively, (a)
           ------------------------------------
     the principal of and interest on the Revolving Credit Loans made by the Revolving Credit Lenders to, and the Revolving Credit Note(s) held by each Revolving Credit Lender of, the Company and all other amounts from time to time owing to the Revolving Credit Lenders or the Agent by the Company under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon and (b) all obligations of the Company to the Revolving Credit Lenders and the Agent hereunder.

          "Stock Collateral" shall mean, collectively, the Revolving Credit
           ----------------
     Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

          "Term Loan Collateral" shall have the meaning assigned to such term
           --------------------
     in the Term Loan Security Agreement.

          "Trademark Collateral" shall mean all Trademarks, whether now owned or
           --------------------
     hereafter acquired by the Company, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

                      Revolving Credit Security Agreement
                      -----------------------------------

          "Trademarks" shall mean all trade names, trademarks and service marks,
           ----------
     logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
     effect from time to time in the State of New York.


          Section 2.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to the Revolving Credit Lenders and the Agent that:

          (a) The Company is the sole beneficial owner of the Revolving Credit Collateral and no Lien exists or will exist upon the Revolving Credit Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section
     8.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Revolving Credit Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Revolving Credit Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America).

          (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

          (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes at least 65% of the issued and outstanding shares of capital stock of any class

                      Revolving Credit Security Agreement
                      -----------------------------------
     of the Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

          (d) Annex 2, 3 and 4 hereto set forth a complete and correct list of all Copyrights, Patents and Trademarks owned by the Company on the date hereof; except pursuant to licenses and other user agreements entered into by the Company in the ordinary course of business, which are listed in Annex 5 hereto, the Company owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annex 2, 3 and 4, and all registrations listed in said Annex 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said Annex 5, the owns and possesses the right to use all Copyrights, Patents and Trademarks.

          (e) Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof.

          (f) To the Company's knowledge, (i) except as set forth in Annex 5 hereto, there is no violation by others of any right of the Company with respect to any Copyright, Patent or Trademark listed in Annex 2, 3 and 4 hereto and (ii) the Company is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the Company or, to the Company's knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 5.

          (g) The Company does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

          (h) Any goods now or hereafter produced by the Company or any of its Subsidiaries included in the Revolving Credit Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

                      Revolving Credit Security Agreement
                      -----------------------------------

          Section 3.  Revolving Credit Collateral.  As collateral security for
                      ---------------------------
the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Revolving Credit Secured Obligations, the Company hereby pledges and grants to the Agent, for the benefit of the Revolving Credit Lenders as hereinafter provided, a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Revolving Credit
                                                         ----------------
Collateral"):
----------

          (a) the shares of capital stock of the Issuers represented by the certificates identified in Annex 1 hereto and, subject to the limitation set forth in Section 5.04(a)(1) hereof, all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Company, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");
          -------------

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which the Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");
                                     ----------------

          (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company

                      Revolving Credit Security Agreement
                      -----------------------------------
     under any guarantee (not including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");
                                 --------

          (e) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");
                                              -----------

          (f) all inventory (as defined in the Uniform Commercial Code) of the Company, including Motor Vehicles held by the Company for lease (including lease to Subsidiaries of the Company), fuel, tires and other spare parts, all goods obtained by the Company in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");
      ---------

          (g) all Intellectual Property and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

          (h) all equipment (as defined in the Uniform Commercial Code) of the Company, including all Motor Vehicles (herein collectively called "Equipment");
      ---------

          (i) each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

          (j) all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");
                                                         ---------

          (k) all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

                      Revolving Credit Security Agreement
                      -----------------------------------

          (l)  the balance from time to time in the Collateral Account;

          (m) all other tangible and intangible property of the Company (other than Term Loan Collateral), including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.


          Section 4.  Cash Proceeds of Revolving Credit Collateral.
                      --------------------------------------------

          4.01  Collateral Account.  The Agent may establish with Chase a cash
                ------------------
collateral account (the "Collateral Account") in the name and under the control
                         ------------------
of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Revolving Credit Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts which it wishes to pledge to the Agent for the benefit of the Revolving Credit Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Revolving Credit Collateral hereunder and shall not constitute payment of the Revolving Credit Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct; provided that the Net
                                                         --------
Available Proceeds from Dispositions deposited in the Collateral Account (but not the investment earnings thereof) shall remain in the Collateral Account until withdrawn as permitted or required by Section 2.10(c) of the Credit Agreement. However, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Revolving Credit Lenders as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the

                      Revolving Credit Security Agreement
                      -----------------------------------

Collateral Account to the payment of the Revolving Credit Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein and in Section 2.10(c) of the Credit Agreement.

          4.02  Proceeds of Accounts.  At any time after the occurrence and
                --------------------
during the continuance of an Event of Default, the Company shall, upon the request of the Agent, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) under arrangements, in form and substance satisfactory to the Agent pursuant to which the Company shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the Collateral Account. All payments made to the Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account.
In addition to the foregoing, the Company agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Revolving Credit Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Agent and shall not be commingled with any other funds or property of the Company.

          4.03  Investment of Balance in Collateral Account.  Amounts on deposit
                -------------------------------------------
in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of a Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, provided that (i) at any
                                                        --------
time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Revolving Credit Lenders as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Revolving Credit Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the Company, such Permitted Investments may be held in the name and under the

                      Revolving Credit Security Agreement
                      -----------------------------------
control of one or more of the Revolving Credit Lenders (and in that connection each Revolving Credit Lender, pursuant to Section 10.10 of the Credit Agreement, has agreed that such Permitted Investments shall be held by such Revolving Credit Lender as a collateral sub-agent for the Agent hereunder).

          4.04  Cover for Letter of Credit Liabilities.  Amounts deposited into
                --------------------------------------
the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.10(f) or Section 9 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from
                    -----
time to time and second as collateral security for the other Revolving Credit
                 ------
Secured Obligations hereunder.


          Section 5.  Further Assurances; Remedies.  In furtherance of the grant
                      ----------------------------
of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Revolving Credit Lender and the Agent as follows:

          5.01  Delivery and Other Perfection.  The Company shall:
                -----------------------------

          (a) subject to Section 5.04(a)(1) hereof, if any of the above-described shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and (c) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Revolving Credit Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

          (b) deliver and pledge to the Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; provided, that so long as no
                                                  --------
     Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by the Company in the ordinary course of business and the Agent shall, promptly upon request of the Company,

                      Revolving Credit Security Agreement
                      -----------------------------------
     make appropriate arrangements for making any other Instrument pledged by the Company available to the Company for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral), provided that notices to account debtors in respect of any
                  --------
     Accounts or Instruments shall be subject to the provisions of clause (i) below;

          (d) from time to time as requested by any Revolving Credit Lender, cause the Agent to be listed as the lienholder of any Equipment covered by a certificate of title or ownership and within 120 days of such request deliver evidence of the same to the Agent;

          (e) keep full and accurate books and records relating to the Revolving Credit Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

          (f) furnish to the Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

          (g) promptly upon request of the Agent, following receipt by the Agent of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annex 2, 3 and/or 4 hereto to include any

                      Revolving Credit Security Agreement
                      -----------------------------------

     Copyright, Patent or Trademark which becomes part of the Revolving Credit Collateral under this Agreement;

          (h) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Revolving Credit Collateral, and permit representatives of the Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Revolving Credit Collateral, and forward copies of any notices or communications received by the Company with respect to the Revolving Credit Collateral, all in such manner as the Agent may require;

          (i) upon the occurrence and during the continuance of any Event of Default, upon request of the Agent, promptly notify (and the Company hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Revolving Credit Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Revolving Credit Collateral are to be made directly to the Agent.

          5.02  Other Financing Statements and Liens.  Except as otherwise
                ------------------------------------
permitted under Section 8.06 of the Credit Agreement, without the prior written consent of the Agent (granted with the authorization of the Revolving Credit Lenders as specified in Section 10.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Revolving Credit Collateral in which the Agent is not named as the sole secured party for the benefit of the Revolving Credit Lenders.

          5.03  Preservation of Rights.  The Agent shall not be required to take
                ----------------------
steps necessary to preserve any rights against prior parties to any of the Revolving Credit Collateral.

          5.04  Special Provisions Relating to Certain Revolving Credit
                -------------------------------------------------------
Collateral.
----------

          (a)  Stock Collateral.
               ----------------

          (1) The Company will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding; provided that if any such Issuer is organized under the
                         --------
laws of jurisdiction other than the United States of America or a State thereof, the Company need only cause the Stock Collateral of such

                      Revolving Credit Security Agreement
                      -----------------------------------

Issuer to constitute 65% of the total number of shares of each class of capital stock of such Issuer then outstanding.

          (2) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Stock
         --------
Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 5.04(a)(2).

          (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Revolving Credit Lender exercises any available right to declare any Revolving Credit Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Revolving Credit Secured Obligations, all dividends and other distributions on the Stock Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of
                                            --------
Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Company (except to the extent theretofore applied to the Revolving Credit Secured Obligations), be returned by the Agent to the Company.

          (b)  Intellectual Property.
               ---------------------

          (1) For the purpose of enabling the Agent to exercise rights and remedies under Section 5.05 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and

                      Revolving Credit Security Agreement
                      -----------------------------------
remedies, and for no other purpose, the Company hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 8.05 of the Credit Agreement which limit the right of the Company to dispose of its property, so long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Revolving Credit Secured Obligations and cancellation or termination of the Revolving Credit Commitments and Letter of Credit Liabilities or earlier expiration of this Agreement or release of the Revolving Credit Collateral, the Agent shall grant back to the Company the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (2).

          5.05  Events of Default, Etc.  During the period during which an Event
                ----------------------
of Default shall have occurred and be continuing:

          (a) the Company shall, at the request of the Agent, assemble the Revolving Credit Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Company, designated in the Agent's request;

          (b) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Revolving Credit Collateral and may extend the time of

                      Revolving Credit Security Agreement
                      -----------------------------------
     payment, arrange for payment in installments, or otherwise modify the terms of, any of the Revolving Credit Collateral;

          (c) the Agent shall have all of the rights and remedies with respect to the Revolving Credit Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Revolving Credit Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Revolving Credit Collateral, but shall be under no obligation to do so; and

          (e) the Agent may, upon ten Business Days' prior written notice to the Company of the time and place, with respect to the Revolving Credit Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, the Revolving Credit Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Revolving Credit Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Revolving Credit Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Revolving Credit Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and

                      Revolving Credit Security Agreement
                      -----------------------------------
     symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Agent in
Section 5.04(b) hereof, shall be applied in accordance with Section 5.09 hereof.

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Revolving Credit Collateral, to limit purchasers to those who will agree, among other things, to acquire the Revolving Credit Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Revolving Credit Collateral for the period of time necessary to permit the Agent or issuer thereof to register it for public sale.

          5.06  Deficiency.  If the proceeds of sale, collection or other
                ----------
realization of or upon the Revolving Credit Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Revolving Credit Secured Obligations, the Company shall remain liable for any deficiency.

          5.07  Removals, Etc.  Without at least 30 days' prior written notice
                -------------
to the Agent, the Company shall not (i) maintain any of its books and records with respect to the Revolving Credit Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address indicated beneath the signature of the Company to the Credit Agreement or at one of the locations identified in Part A of Annex 6 hereto or in transit from one of such locations to another or (ii) change its name, or

                      Revolving Credit Security Agreement
                      -----------------------------------
the name under which it does business, from the name shown on the signature pages hereto; provided, however, that the Company may do business in the states
              --------  -------
and under the names specified in Part B of Annex 6 hereto.

          5.08  Private Sale.  The Agent and the Revolving Credit Lenders shall
                ------------
incur no liability as a result of the sale of the Revolving Credit Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Agent or any Revolving Credit Lender arising by reason of the fact that the price at which the Revolving Credit Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Revolving Credit Secured Obligations, even if the Agent accepts the first offer received and does not offer the Revolving Credit Collateral to more than one offeree.

          5.09  Application of Proceeds.  Except as otherwise herein expressly
                -----------------------
provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Revolving Credit Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent:

          First, to the payment of the costs and expenses of such collection,
          -----
     sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Agent in connection therewith;

          Next, to the payment in full of the Revolving Credit Secured
          -----
     Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Revolving Credit Lenders holding the same may otherwise agree; and

          Finally, to the payment to the Company, or its successors or assigns,
          -------
     or as a court of competent jurisdiction may direct, of any surplus then remaining.


Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied first to the Letter of Credit
                                                 -----
Liabilities outstanding from time to time and second to the other Revolving
                                              ------
Credit Secured Obligations in the manner provided above in this Section 5.09.

                      Revolving Credit Security Agreement
                      -----------------------------------

 As used in this Section 5, "proceeds" of Revolving Credit Collateral shall mean
                             --------
cash, securities and other property realized in respect of, and distributions in kind of, Revolving Credit Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Revolving Credit Collateral.

          5.10  Attorney-in-Fact.  Without limiting any rights or powers granted
                ----------------
by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this
Section 5 to make collections in respect of the Revolving Credit Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Revolving Credit Collateral or any part thereof and to give full discharge for the same.

          5.11  Perfection.  Prior to or concurrently with the execution and
                ----------
delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement, (ii) cause the Agent (to the extent requested by any Revolving Credit Lender) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Company and (iii) deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

          5.12  Termination.  When all Revolving Credit Secured Obligations
                -----------
shall have been paid in full and the Revolving Credit Commitments of the Revolving Credit Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Revolving Credit Collateral and money received in respect thereof, to or on the order of the Company and to be released and canceled all licenses and rights referred to in Section 5.04(b) hereof. The Agent shall also execute and deliver to the Company upon such

                      Revolving Credit Security Agreement
                      -----------------------------------
termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Revolving Credit Collateral.

          5.13  Expenses.  The Company agrees to pay to the Agent all reasonable
                --------
out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this
Section 5, or performance by the Agent of any obligations of the Company in respect of the Revolving Credit Collateral which the Company has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Revolving Credit Collateral, and for the care of the Revolving Credit Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Revolving Credit Secured Obligations to the Agent secured under Section 3 hereof.

          5.14  Further Assurances.  The Company agrees that, from time to time
                ------------------
upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

          5.15  Release of Motor Vehicles.  So long as no Event of Default shall
                -------------------------
have occurred and be continuing, upon the request of the Company, the Agent shall execute and deliver to the Company such instruments as the Company shall reasonably request to remove the notation of the Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments
                                            --------
shall be delivered, and the release effective only upon receipt by the Agent of a certificate from the Company stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss).


          Section 6.  Miscellaneous.
                      -------------

          6.01  No Waiver.  No failure on the part of the Agent or any of its
                ---------
agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right,

                      Revolving Credit Security Agreement
                      -----------------------------------
power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02  Governing Law.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the law of the State of New York.

          6.03  Notices.  All notices, requests, consents and demands hereunder
                -------
shall be in writing and telexed, telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 11.02.

          6.04  Waivers, Etc.  The terms of this Agreement may be waived,
                ------------
altered or amended only by an instrument in writing duly executed by the Company and the Agent (with the consent of the Revolving Credit Lenders as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Revolving Credit Lender, each holder of any of the Revolving Credit Secured Obligations and the Company.

          6.05  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the respective successors and assigns of the Company, the Agent, the Revolving Credit Lenders and each holder of any of the Revolving Credit Secured Obligations (provided, however, that the Company shall
                                      --------
not assign or transfer its rights hereunder without the prior written consent of the Agent).

          6.06  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          6.07  Agents.  The Agent may employ agents and attorneys-in-fact in
                ------
connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.08  Severability.  If any provision hereof is invalid and
                ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Revolving Credit Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any

                      Revolving Credit Security Agreement
                      -----------------------------------
jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Security Agreement to be duly executed and delivered as of the day and year first above written.


                              BE AEROSPACE, INC.



                              By /s/ Thomas P. McCaffrey
                                 -----------------------
                                 Title:  Secretary



                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent



                              By /s/ Matthew H. Massie
                                 ----------------------
                                 Title:  Vice President



                      Revolving Credit Security Agreement
                      -----------------------------------

                                                                         ANNEX 1


                                 PLEDGED STOCK
                                 -------------

                          [See Section 2(b) and (c).]


                      Certificate      Registered
Issuer                   Nos.            Owner         Number of Shares
--------------------  -----------  ------------------  -----------------

Flight Equipment
and Engineering
Limited                 _______         ________       _______ shares of
                                                       [common/preferred]
                                                       stock, [no] par
                                                       value [$________]

BE Aerospace
(Netherlands) B.V.      _______         ________       _______ shares of
                                                       [common/preferred]
                                                       stock, [no] par
                                                       value [$________]

BE Aerospace
(USA) Inc.              _______         ________       _______ shares of
                                                       [common/preferred]
                                                       stock, [no] par
                                                       value [$________]


                Annex 1 to Revolving Credit Security Agreement
                ----------------------------------------------

                                                                         ANNEX 2



                LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                              [See Section 2(d).]



     Title        Date Filed        Registration No.        Effective Date
     ---------------------------------------------------------------------




                Annex 2 to Revolving Credit Security Agreement
                ----------------------------------------------

                                                                         ANNEX 3



                    LIST OF PATENTS AND PATENT APPLICATIONS

                              [See Section 2(d).]



   File         Patent         Country         Registration No.         Date
   -------------------------------------------------------------------------



                Annex 3 to Revolving Credit Security Agreement
                ----------------------------------------------

                                                                         ANNEX 4



                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
           APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS


                              [See Section 2(d).]


                                U.S. TRADEMARKS
                                ---------------



                             Application (A)
                             Registration (R)           Registration
         Mark                or Series No. (S)          or Filing Date
         -------------------------------------------------------------



                Annex 4 to Revolving Credit Security Agreement
                ----------------------------------------------

                               FOREIGN TRADEMARKS
                               ------------------



                     Application (A)                          Registration or
  Mark               Registration (R)         Country         Filing Date (F)
  ---------------------------------------------------------------------------



                Annex 4 to Revolving Credit Security Agreement
                ----------------------------------------------

                                                                         ANNEX 5



                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                        [See Section 2(d), (e) and (f).]


                Annex 5 to Revolving Credit Security Agreement
                ----------------------------------------------

                                                                         ANNEX 6



                       LIST OF LOCATIONS AND TRADE NAMES

                              [See Section 5.07.]





Part A - List of Locations
------



Part B - Trade Names/State
------


                Annex 6 to Revolving Credit Security Agreement
                ----------------------------------------------

                                                                  CONFORMED COPY

                                                                     EXHIBIT B-2


                          TERM LOAN SECURITY AGREEMENT


          TERM LOAN SECURITY AGREEMENT dated as of October 29, 1993 between BE AEROSPACE, INC., a corporation duly organized and validly existing under the laws of Delaware (the "Company"); and THE CHASE MANHATTAN BANK (NATIONAL
                       -------
ASSOCIATION), as agent for certain lenders or other financial institutions or entities party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").
                                                    -----

          The Company, certain lenders and the Agent are parties to a Credit Agreement dated as of October 29, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the
                               ----------------
terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $85,000,000.

          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Term Loan Collateral (as hereinafter defined) as security for the Term Loan Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions.  Terms defined in the Credit Agreement are
                      -----------
used herein as defined therein.  In addition, as used herein:

          "Issuer" shall mean the corporation identified on Annex 1 hereto under
           ------
     the caption "Issuer".
         ------

          "Pledged Stock" shall have the meaning ascribed thereto in Section
           -------------
     3(a) hereof.

          "Term Loan Collateral" shall have the meaning ascribed thereto in
           --------------------
     Section 3 hereof.

          "Term Loan Secured Obligations" shall mean, collectively, (a) the
           -----------------------------
     principal of and interest on the Term Loans made by the Term Loan Lenders to, and the Term Loan Note(s) held by each Term Loan Lender of, the Company and all other amounts from time to time owing to the Term Loan Lenders or the Agent by the Company under the Basic Documents and (b) all obligations of the Company to the Term Loan Lenders and the Agent hereunder.

                         Term Loan Security Agreement
                         ----------------------------

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
     effect from time to time in the State of New York.


          Section 2.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to the Term Loan Lenders and the Agent that:

          (a) The Company is the sole beneficial owner of the Term Loan Collateral and no Lien exists or will exist upon the Term Loan Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 8.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Term Loan Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Term Loan Collateral.

          (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Issuer, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

          (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuer beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the Issuer of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.


          Section 3.  The Pledge.  As collateral security for the prompt payment
                      ----------
in full when due (whether at stated maturity, by acceleration or otherwise) of the Term Loan Secured Obligations, the Company hereby pledges and grants to the Agent, for the benefit of the Term Loan Lenders as hereinafter provided, a security interest in all of the Company's right, title and interest in the following property, whether now owned by the

                         Term Loan Security Agreement
                         ----------------------------

Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Term Loan Collateral"):
                                                         --------------------

          (a) the shares of capital stock of the Issuer represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Issuer, now or hereafter owned by the Company, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");
                        --------------

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which the Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger; and

          (d) all proceeds of and to any of the property of the Company described in the preceding clauses of this Section 3 and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


          Section 4.  Further Assurances; Remedies.  In furtherance of the grant
                      ----------------------------
of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Term Loan Lender and the Agent as follows:

          4.01  Delivery and Other Perfection.  The Company shall:
                -----------------------------

          (a) if any of the above-described shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and
     (c) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Company (together with the certificates for any such

                         Term Loan Security Agreement
                         ----------------------------
     shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Term Loan Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Term Loan Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Term Loan Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Term Loan Collateral);

          (c) keep full and accurate books and records relating to the Term Loan Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Term Loan Collateral, and permit representatives of the Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Term Loan Collateral, and forward copies of any notices or communications received by the Company with respect to the Term Loan Collateral, all in such manner as the Agent may require.

          4.02  Other Financing Statements and Liens.  Except as otherwise
                ------------------------------------
permitted under Section 8.06 of the Credit Agreement, without the prior written consent of the Agent (granted with the authorization of the Term Loan Lenders as specified in Section 10.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Term Loan Collateral in which

                         Term Loan Security Agreement
                         ----------------------------
the Agent is not named as the sole secured party for the benefit of the Term Loan Lenders.

          4.03  Preservation of Rights.  The Agent shall not be required to take
                ----------------------
steps necessary to preserve any rights against prior parties to any of the Term Loan Collateral.

          4.04  Term Loan Collateral.
                --------------------

          (1) The Company will cause the Term Loan Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of the Issuer then outstanding.

          (2) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Term Loan Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Term Loan
         --------
Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 4.04(2).

          (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Term Loan Collateral paid in cash out of earned surplus.

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Term Loan Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Term Loan Collateral shall be paid directly to the Agent and retained by it as part of the Term Loan Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such
                                                         --------
Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall,

                         Term Loan Security Agreement
                         ----------------------------
upon request of the Company (except to the extent theretofore applied to the Term Loan Secured Obligations), be returned by the Agent to the Company.

          4.05  Events of Default, Etc.  During the period during which an Event
                ----------------------
of Default shall have occurred and be continuing:

          (a) the Agent shall have all of the rights and remedies with respect to the Term Loan Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Term Loan Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

          (b) the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Term Loan Collateral, but shall be under no obligation to do so; and

          (c) the Agent may, upon ten Business Days' prior written notice to the Company of the time and place, with respect to the Term Loan Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, the Term Loan Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Term Loan Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Term Loan Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Term Loan Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand,

                         Term Loan Security Agreement
                         ----------------------------
     notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
4.05 shall be applied in accordance with Section 4.09 hereof.

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Term Loan Collateral, to limit purchasers to those who will agree, among other things, to acquire the Term Loan Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Term Loan Collateral for the period of time necessary to permit the or issuer thereof to register it for public sale.

          4.06  Deficiency.  If the proceeds of sale, collection or other
                ----------
realization of or upon the Term Loan Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Term Loan Secured Obligations, the Company shall remain liable for any deficiency.

          4.07  Removals, Etc.  Without at least 30 days' prior written notice
                -------------
to the Agent, the Company shall not (i) maintain any of its books and records with respect to the Term Loan Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto; provided that the Company may do business in the states and under the
        --------
names specified in Annex 2 hereto.

          4.08  Private Sale.  The Agent and the Term Loan Lenders shall incur
                ------------
no liability as a result of the sale of the Term Loan Collateral, or any part thereof, at any private sale

                         Term Loan Security Agreement
                         ----------------------------
pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Agent or any Term Loan Lender arising by reason of the fact that the price at which the Term Loan Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Term Loan Secured Obligations, even if the Agent accepts the first offer received and does not offer the Term Loan Collateral to more than one offeree.

          4.09  Application of Proceeds.  Except as otherwise herein expressly
                -----------------------
provided, the proceeds of any collection, sale or other realization of all or any part of the Term Loan Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:

          First, to the payment of the costs and expenses of such collection,
          -----
     sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Agent in connection therewith;

          Next, to the payment in full of the Term Loan Secured Obligations, in
          ----
     each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Term Loan Lenders holding the same may otherwise agree; and

          Finally, to the payment to the Company, or its successors or assigns,
          -------
     or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, "proceeds" of Term Loan Collateral shall mean cash,
                            --------
securities and other property realized in respect of, and distributions in kind of, Term Loan Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Term Loan Collateral.

          4.10  Attorney-in-Fact.  Without limiting any rights or powers granted
                ----------------
by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the

                         Term Loan Security Agreement
                         ----------------------------
foregoing, so long as the Agent shall be entitled under this Section 4 to make collections in respect of the Term Loan Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Term Loan Collateral or any part thereof and to give full discharge for the same.

          4.11  Perfection.  Prior to or concurrently with the execution and
                ----------
delivery of this Agreement, the Company shall deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

          4.12  Termination.  When all Term Loan Secured Obligations shall have
                -----------
been paid in full and the Term Loan Commitments of the Term Loan Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Term Loan Collateral and money received in respect thereof, to or on the order of the Company.

          4.13  Expenses.  The Company agrees to pay to the Agent all reasonable
                --------
out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this
Section 4, or performance by the Agent of any obligations of the Company in respect of the Term Loan Collateral which the Company has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Term Loan Collateral, and for the care of the Term Loan Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, and all such expenses shall be Term Loan Secured Obligations to the Agent secured under Section 3 hereof.

          4.14  Further Assurances.  The Company agrees that, from time to time
                ------------------
upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.


          Section 5.  Miscellaneous.
                      -------------

          5.01  No Waiver.  No failure on the part of the Agent or any of its
                ---------
agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or

                         Term Loan Security Agreement
                         ----------------------------
remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          5.02  Governing Law.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the law of the State of New York.

          5.03  Notices.  All notices, requests, consents and demands hereunder
                -------
shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 11.02.

          5.04  Waivers, Etc.  The terms of this Agreement may be waived,
                ------------
altered or amended only by an instrument in writing duly executed by the Company and the Agent (with the consent of the Term Loan Lenders as specified in Section
10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Term Loan Lender, each holder of any of the Term Loan Secured Obligations and the Company.

          5.05  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the respective successors and assigns of the Company, the Agent, the Term Loan Lenders and each holder of any of the Term Loan Secured Obligations (provided, however, that the Company shall not assign
                          --------
or transfer its rights hereunder without the prior written consent of the Agent).

          5.06  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          5.07  Agents.  The Agent may employ agents and attorneys-in-fact in
                ------
connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          5.08  Severability.  If any provision hereof is invalid and
                ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Term Loan

                         Term Loan Security Agreement
                         ----------------------------

Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Security Agreement to be duly executed and delivered as of the day and year first above written.


                              BE AEROSPACE, INC.



                              By /s/ Thomas P. McCaffrey
                                 -----------------------
                                 Title:  Secretary



                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent



                              By /s/ Matthew H. Massie
                                 ----------------------
                                 Title:  Vice President


                         Term Loan Security Agreement
                         ----------------------------

                                                                         ANNEX 1


                                 PLEDGED STOCK
                                 -------------

                          [See Section 2(b) and (c).]

                       Certificate   Registered
Issuer                     Nos.         Owner     Number of Shares
------                 -----------   ----------   ----------------
Acurex
Incorporated             _______      ________     _______ shares of
                                                   [common/preferred]
                                                   stock, [no] par
                                                   value [$________]

                    Annex 1 to Term Loan Security Agreement
                    ---------------------------------------

                                                                         ANNEX 2



                                  TRADE NAMES


                               [See Section 4.07]


                    Annex 2 to Term Loan Security Agreement
                    ---------------------------------------

                                                                       EXHIBIT C


                  [Form of Opinion of Counsel to the Company]

                                January __, 1996



Each of the Lenders party
  to the Credit Agreement
  referred to below

The Chase Manhattan Bank
 (National Association),
 as Administrative Agent
 for said Lenders
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

          We have acted as counsel to BE Aerospace, Inc., a Delaware corporation (the "Company"), in connection with the Second Amended and Restated Credit
      -------
Agreement dated as of October 29, 1993 and amended and restated as of January 19, 1996 (as so amended and restated, the "Credit Agreement") among the Company,
                                           ----------------
the Lenders party thereto and The Chase Manhattan Bank (National Association), in its capacity as agent for said Lenders (the "Administrative Agent"),
                                                --------------------
providing for, among other things, the making of loans, and the issuance of or acquisition of participation interests in letters of credit, by the Lenders in an aggregate amount not exceeding $100,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

          In rendering the opinions expressed below, we have examined:

          (i)  the Credit Agreement;

         (ii)  the Notes issued on the Amendment Effective Date;

        (iii)  the Revolving Credit Security Agreement;

         (iv) the Term Loan Security Agreement (collectively with the documents referred to in the foregoing numbered clauses, the "Credit
                                                                   ------
               Documents");
               ---------
          (v) certain financing statements, the form of which is attached hereto as Annex 1 (collectively, the "Financing Statements"); and
                                                     --------------------

         (vi) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company.

          In rendering the opinions expressed below, we have assumed, with respect to the Credit Documents, that (except, to the extent set forth in the opinions expressed below, as to the Company):

        (i) the Credit Documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to the Credit Documents;

       (ii)  all signatories to the Credit Documents have been duly authorized:

      (iii) all of the parties to the Credit Documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Documents; and

       (iv) the Credit Documents are legal, valid and binding and enforceable in accordance with their respective terms under the law of the State of New York.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Company has all requisite corporate power to execute and deliver, and to perform its obligations under, each Credit Document and has all requisite corporate power to borrow under the Credit Agreement.

          3. The execution, delivery and performance by the Company of each Credit Document, and the borrowings and the application for and assumption of liability in respect of letters of credit by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

          4. Each Credit Document has been duly executed and delivered by the Company.

          5. Each Credit Document (assuming, in the case of the Notes, execution and delivery thereof for value) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America is required on the part of the Company for the execution, delivery or performance by the Company of the Credit Documents or for any borrowings or the application for and assumption of liability in respect of any letter of credit by the Company under the Credit Agreement, except for filings of the Financing Statements in respect of the Liens created pursuant to the Security Documents.

          7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Documents do not and will not (a) violate any provision of the charter or By-laws of the Company, (b) violate any applicable law, rule or regulation,
     (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Subsidiaries of which we have knowledge (after due inquiry of officers of the Company) or (d) result in a breach of, constitute a default under, require any consent under (other than consents previously obtained), or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry of officers of the Company) to which the Company or any of its Subsidiaries is a party (including, without limitation, the Indenture) or by which any of them or their property is bound or to which any of them is subject, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8. Except as disclosed in the Information Memorandum, we have no knowledge (after due inquiry of officers of the Company) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the Company or any of its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

          9. The security interest granted pursuant to the Revolving Credit Security Agreement in the types of Revolving Credit Collateral (as defined therein) described below has been perfected as described below:

               (a) such security interest in that portion of the Revolving Credit Collateral consisting of Accounts (as defined in the Revolving Credit Security Agreement) was, upon the creation of such security interest, perfected by filing the Financing Statements in the respective offices listed in Part A of Annex 2 attached hereto; provided that, if the Company moves its chief executive office to
          --------
          another jurisdiction, the effectiveness of the Financing Statements will cease on the expiration of four months after such change;

               (b) such security interest in that portion of the Revolving Credit Collateral consisting of Inventory or Equipment (as defined in the Revolving Credit Security Agreement) that is (i) located in the jurisdictions listed on Annex 3 attached hereto or (ii) mobile and of a type normally used in more than one jurisdiction and, if Inventory, leased or held for lease to others was, upon the creation of such security interest, perfected by filing the Financing Statements in the respective offices listed in Part B of Annex 2 attached hereto; and

               (c) anything in this paragraph 9 to the contrary notwithstanding, compliance with a statute or treaty described in
          Section 9-302(3) of the Uniform Commercial Code is required in order to perfect such security interest in any portion of the Revolving Credit Collateral that is subject to any such statute or treaty.

          The foregoing opinions are subject to the following comments and qualifications:

          A. The enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

          B. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          C. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Credit Agreement and (iii) the second sentence of Section 11.10 of the Credit Agreement insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

          D. The effectiveness of the Financing Statements will lapse on the expiration of a five year period from their date of filing, or (if later) the date of filing of the most recently properly filed continuation statements with respect thereto, unless continuation statements are filed within six months prior to expiration of the applicable five year period, and, if the Company so changes its name, identity or corporate structure that the Financing Statements become seriously misleading, the Financing Statements will be ineffective to perfect a security interest in Revolving Credit Collateral (as defined in the Revolving Credit Security Agreement) acquired more than four months after such change.

          E. We express no opinion as to the existence of, or the right, title or interest of the Company in, to or under, any of the Revolving Credit Collateral (as defined in the Revolving Credit Security Agreement) or Term Loan Collateral (as defined in the Term Loan Security Agreement).

          F. We express no opinion as to any security interest in (or other Lien on) any Revolving Credit Collateral (as defined in the Revolving Credit Security Agreement) or Term Loan Collateral (as defined in the Term Loan Security Agreement) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto. Except as expressly provided in paragraph 9 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Revolving Credit Collateral (as defined in the Security Agreement) or the Term Loan Collateral (as defined in the Term Loan Security Agreement).

          G. Certain provisions of, and some of the remedies provided for in, the Security Documents may be unenforceable in whole or in part by reason of certain laws or judicial decisions; however, the inclusion of such provisions in the Security Documents does not affect the validity of the other provisions thereof, and the remedies provided for in the Security Documents, taken as a whole, are adequate for the practical realization of the benefits intended to be provided by the Security Documents.

          H. We wish to point out that the acquisition by the Company after the initial Loans under the Credit Agreement of any interest in any Property that becomes subject to the Lien of the Security Documents may constitute a voidable preference under Section 547 of the Bankruptcy Code.

     The foregoing opinions are limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law, and Article 9 of the Uniform Commercial Code as in effect in the jurisdictions listed in Annex 3 based solely on our review of Article 9 of the Uniform Commercial Codes of such jurisdictions as they appear in the Secured Transactions Guide published by the Commerce Clearing House, Inc. updated through December 12, 1995, and we do not express any opinion as to any other laws.

     At the request of our client, this opinion letter is, pursuant to Section 6.01(c) of the Credit Agreement, provided to you by us in our capacity as counsel to the Company and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                       Very truly yours,



                                       Ropes & Gray

                                                                       EXHIBIT D


             [Form of Opinion of Special New York Counsel to Chase]



                                       January __, 1996


Each of the Lenders party to
  the Credit Agreement
  referred to below

The Chase Manhattan Bank
  (National Association)
  as Administrative Agent
  for said Lenders
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

          We have acted as special New York counsel to Chase in connection with the Second Amended and Restated Credit Agreement dated as of October 29, 1993 and amended and restated as of January 19, 1996 (as so amended and restated, the "Credit Agreement") among BE Aerospace, Inc. (the "Company"), the lenders party
-----------------                                  -------
thereto (the "Lenders") and The Chase Manhattan Bank (National Association), in
              -------
its capacity as agent for the Lenders (in such capacity, the "Administrative
                                                              --------------
Agent"), providing for, among other things, the making of Loans and the issuance
-----
of or acquisition of participation interests in Letters of Credit, by the Lenders in an aggregate amount not exceeding $100,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement and the Security Documents.

          In rendering the opinions expressed below, we have examined (a) the Credit Agreement, the Notes issued on the Amendment Effective Date and the Security Documents (collectively, the "Credit Documents") and (b) such other
                                       ----------------
documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

          In rendering the opinions expressed below, we have assumed that all of the documents referred to in this opinion have been duly authorized by, have been or (in the case of the Notes) will be duly executed and delivered by, and (except, to the extent set forth below, as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. Each Credit Document (assuming, in the case of the Notes, that value is given therefor) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of such Credit Document is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          2. The Revolving Credit Security Agreement is effective (together, in the case of certificated securities within the meaning of Section 8-102 of the Uniform Commercial Code, the action described in paragraph 4 below) to create in favor of the Administrative Agent for the benefit of the Revolving Credit Lenders, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Company in, to and under the Revolving Credit Collateral (as defined in the Revolving Credit Security Agreement) as collateral security for the payment of the Revolving Credit Secured Obligations (as so defined), except that (a) such security interest will continue in the Revolving Credit Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the Uniform Commercial Code and (b) the security interest in Revolving Credit Collateral in which the Company acquires rights after the commencement of a case under the Bankruptcy Code will be limited by Section 552 of the Bankruptcy Code; provided that we
                                                            --------
express no opinion as to the creation of any security interest in (or other Lien on) any Revolving Credit Collateral to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto. We express no opinion as to the right, title or interest of the

Company in any of the Revolving Credit Collateral, or (except to the extent set forth in paragraphs 4 and 5 below) as to the perfection or priority of such security interest.

          3. The Term Loan Security Agreement is effective (together, in the case of certificated securities within the meaning of Section 8-102 of the Uniform Commercial Code, the action described in paragraph 4 below) to create in favor of the Administrative Agent for the benefit of the Term Loan Lenders, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Company in, to and under the Term Loan Collateral (as defined in the Term Loan Security Agreement) as collateral security for the payment of the Term Loan Secured Obligations (as so defined), except that (a) such security interest will continue in the Term Loan Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code and (b) the security interest in Term Loan Collateral in which the Company acquires rights after the commencement of a case under the Bankruptcy Code will be limited by Section 552 of the Bankruptcy Code; provided that we express no opinion as to the creation of any security interest
--------
in (or other Lien on) any Term Loan Collateral to the extent that, pursuant to
Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto. We express no opinion as to the right, title or interest of the Company in any of the Term Loan Collateral, or (except to the extent set forth in paragraph 4 below) as to the perfection or priority of such security interest.

          4. The security interest in the Pledged Stock represented by the stock certificates identified in Annex 1 to each Security Document was perfected by the Administrative Agent taking possession of such stock certificates in the State of New York and will be perfected by the Administrative Agent thereafter retaining possession in the State of New York.

          5. The security interest granted pursuant to the Revolving Credit Security Agreement in that portion of the Revolving Credit Collateral consisting of Pledged Stock, Instruments and Documents (as defined in the Revolving Credit Security Agreement) was, upon the creation of such security interest, perfected by the Administrative Agent taking possession thereof in the State of New York and will be perfected by the Administrative Agent thereafter retaining possession.

          The foregoing opinions are also subject to the following comments and qualifications:

          (a) The enforceability of Section 10.05 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

          (b) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (c) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than New York) that limits the interest, fees or other charges it may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents and (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

          (d) We wish to point out that the obligations of the Company under the Security Documents may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, provided that such limitations do not, in our opinion, make the remedies and procedures that will be afforded to the Administrative Agent and the Series A Lenders (in the case of the Revolving Credit Security Agreement) and the Administrative Agent and the Series B Lenders (in the case of the Term Loan Security Agreement) inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Series A Lenders by the Revolving Credit Security Agreement or to the Administrative Agent and the Series B Lenders by the Term Loan Security Agreement, as the case may be.

          (e) We wish to point out that the acquisition by the Company after the initial Loans under the Credit Agreement of any interest in any Property that becomes subject to the Lien of the Security Documents may constitute a voidable preference under Section 547 of the Bankruptcy Code.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          This opinion letter is provided to you by us pursuant to Section 6.01(d) of the Credit Agreement and may not be relied upon by any other person for any purpose other than in connection with the transactions contemplated by the Credit Documents without our prior written consent in each instance.

                                       Very truly yours,

CDP/RJW

                                                                       EXHIBIT E

                      [Form of Confidentiality Agreement]


                           CONFIDENTIALITY AGREEMENT


                                       [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



       Re: Second Amended and Restated Credit Agreement dated as of October 29, 1993 and amended and restated as of January 19, 1996 (as so amended and restated, the "Credit Agreement"), between BE Aerospace, Inc.
                               ----------------
            (the "Company"), the lenders named therein and The Chase Manhattan
                  -------
            Bank (National Association), as Administrative Agent.

Ladies and Gentlemen:

          As a Lender party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that
                                                                --------
nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or

                           Confidentiality Agreement
                           -------------------------
accountants, (iv) to the Administrative Agent or any other Lender (or to Chase Securities, Inc.), (v) in connection with any litigation to which you or any one or more of the Lenders or the Administrative Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that (x) unless
                                  --------  -------
specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (B) pursuant to legal process and (y) that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                       Very truly yours,


                                       [INSERT NAME OF LENDER]



                                       By_________________________


The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By_________________________]


                           Confidentiality Agreement
                           -------------------------